UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LaSalle Hotel Properties

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of LaSalle Hotel Properties (the “Company”) will be held on Thursday, April 22, 2010 at 8:00 a.m., local time, at the Topaz Hotel, 1733 N Street N.W., Washington, DC 20036, for the following purposes:

1.	to elect two Class III trustees of the Company to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2010; and

3.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Trustees has fixed the close of business on February 9, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Pursuant to rules promulgated by the Securities and Exchange Commission, the Company is providing access to its proxy materials over the Internet. On or about March 11, 2010, the Board of Trustees expects to mail the Company’s shareholders either (i) a copy of the Proxy Statement, the accompanying proxy card, the Annual Report and a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access the Company’s proxy materials on the Internet or (ii) a Notice only.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and the Company encourages you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or Notice that you receive. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

March 11, 2010

LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of LaSalle Hotel Properties (the “Company”) for use at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Topaz Hotel, 1733 N Street N.W., Washington, DC 20036 at 8:00 a.m. local time on Thursday, April 22, 2010, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked:

1.	to elect two Class III trustees of the Company to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2010; and

3.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. On or about March 11, 2010, the Board of Trustees expects to mail the Company’s shareholders either (i) a copy of this Proxy Statement, including the Notice of Annual Meeting attached hereto, the accompanying proxy card, the Company’s Annual Report and Notice of Internet Availability of Proxy Materials (the “Notice”) or (ii) a Notice only, each in connection with the solicitation of proxies by the Board of Trustees for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, the Company’s proxy materials will be publicly available on the Internet according to the instructions provided in the Notice.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Record Date

The Board of Trustees has fixed the close of business on February 9, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of the record date, there were 63,651,064 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the record date will be entitled to one vote for each Common Share held by them.

Quorum Requirements

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, such as the election of trustees, and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Special Note Regarding Shares Held in Broker Accounts

On July 1, 2009, the SEC approved a change to New York Stock Exchange Rule 452 that eliminated the ability of brokers to exercise discretionary voting in uncontested trustee elections. The change, which is effective for shareholder meetings that are held on or after January 1, 2010, prohibits NYSE member organizations from giving a proxy to vote with respect to an election of trustees without receiving voting instructions from a beneficial owner. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to the election of trustees without instructions by the beneficial owner of the shares. Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of trustees.

Voting Procedures

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the two Class III trustees. The Company’s bylaws, however, provide that any nominee for trustee elected in an uncontested election at an Annual Meeting of Shareholders must submit a written resignation offer to the Board of Trustees within two weeks after the Company’s certification of the election results, if the nominee received a greater number of votes withheld from his or her election than votes for such election. The Nominating and Governance Committee will then evaluate the best interests of the Company and its shareholders and recommend to the Board of Trustees the action to be taken with respect to any tendered resignation. Any trustee tendering a resignation offer to the Board of Trustees will not participate in the Committee or Board consideration of whether to accept such resignation offer.

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of the Company’s independent registered public accountants.

Under Maryland law, abstentions do not constitute a vote “for” or “against” a routine matter, such as the election of trustees or the ratification of the appointment of the Company’s independent registered public accounts, and will be disregarded in determining “votes cast.” Broker “non-votes” will be treated in the same manner as abstentions on routine matters.

Shareholders of the Company are requested to direct their vote by telephone or the Internet as indicated in their Notice. Alternatively, shareholders may complete, sign, date and promptly return the proxy card that accompanied proxy materials that may have been mailed to the shareholder. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted (other than by an institution subject to NYSE Rule 452) and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class III trustees of the Company named in this Proxy Statement and FOR ratification of the Audit Committee’s appointment of the Company’s independent registered public accountants for the year ending December 31, 2010. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A shareholder of record may revoke a proxy at any time before such proxy has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, by submitting another proxy by telephone or via the Internet that is later dated or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company’s Annual Report on Form 10-K for its year ended December 31, 2009, which includes financial statements for the year then ended, is available for review on the Internet according to the directions provided in the Notice and at the Company’s website at www.lasallehotels.com. The Company’s Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

PROPOSAL 1: ELECTION OF TRUSTEES

The Board of Trustees of the Company consists of seven members and is divided into three classes, with the trustees in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Shareholders. In connection with the Company’s succession plan, discussed in more detail below, the Board of Trustees decreased the number of trustees constituting the full Board of Trustees to seven from eight following Jon E. Bortz’ resignation from the Company and the Board of Trustees in September 2009.

At the Annual Meeting, two trustees will be elected to serve until the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Trustees has nominated Messrs. Donald S. Perkins and Stuart L. Scott to serve as the Class III trustees. The Nominees are currently serving as the Class III trustees of the Company. Messrs. Perkins and Scott are collectively referred to as the “Nominees.” The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if any person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

The Board of Trustees recommends a vote FOR each Nominee.

Information Regarding the Nominees and the Continuing Trustees

The following table and biographical descriptions set forth certain information with respect to each Nominee for election as a Class III trustee at the Annual Meeting and the continuing trustees whose terms expire at the Annual Meetings of Shareholders in 2011 and 2012, respectively. As a general matter, the Board considers each of its members particularly qualified to serve as a trustee given each member’s senior executive management and professional public company experiences. The Board has identified specific attributes of each continuing trustee or Nominee that the Board has determined qualify that person for service on the Board.

Name	Age	Trustee Since	Amount and Nature of Beneficial Ownership of Common Shares(1)		Percent of Class(2)

Class III Nominees for Election at the Annual Meeting (Terms Expire in 2013)

Donald S. Perkins	82	1998	32,985	(3)	*

Stuart L. Scott	71	1998	231,572	(3)	*

Class I Continuing Trustees (Terms Expire in 2011)

Michael D. Barnello	44	2008	257,124		*

Donald A. Washburn	65	1998	46,255		*

Class II Continuing Trustees (Terms Expire in 2012)

Darryl Hartley-Leonard	64	1998	19,836	(3)	*

Kelly L. Kuhn	44	2003	2,547	(3)	*

William S. McCalmont	54	2000	11,750	(3)	*

*	Represents less than one percent of class.
(1)

All information has been determined as of February 9, 2010. For purposes of this table, a person is deemed to have “beneficial ownership” of the number of Common Shares which such person has the right to acquire pursuant to the exercise of share options exercisable within 60 days of February 9, 2010. None of the trustees has pledged any of their Common Shares as collateral.

(2)

For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire within 60 days of February 9, 2010 pursuant to the exercise of share options are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3)

The number of Common Shares beneficially owned by each of the following persons includes the number of Common Shares which each such person has the right to acquire pursuant to the exercise of share options exercisable within 60 days of February 9, 2010. The number of such options for each trustee is as follows: Mr. Hartley-Leonard – 11,000 and Mr. Scott – 10,000. The number of Common Shares beneficially owned by the following persons does not include the number of Common Shares deferred as a portion of or all of such disinterested trustees’ annual retainer (as discussed in “—Trustee Compensation” below): Mr. Hartley-Leonard – 11,975; Ms. Kuhn – 7,943; Mr. McCalmont – 20,740; Mr. Perkins – 31,021; and Mr. Scott – 24,864. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding deferred shares, divided by the average closing price of the Common Shares on the New York Stock Exchange during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend. The total number of Deferred Common Shares for each trustee discussed in this footnote 3 includes additional deferred shares acquired through dividend reinvestment through December 31, 2009.

Class III Nominees for Election at the Annual Meeting—Terms Expire in 2013

Donald S. Perkins is the retired Chairman of the Board and Chief Executive Officer of Jewel Companies, Inc. (a diversified retailer) (1970 to 1980). Mr. Perkins is Chairman of Nanophase Technologies Corporation and serves as a director of LaSalle U.S. Realty Income III. He has previously served on more than 20 corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Time Warner and Spring Industries. Mr. Perkins graduated from Yale University and Harvard Business School.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Perkins, in light of his financial reporting expertise and public company directorship experiences, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting.

Stuart L. Scott is the Company’s Chairman of the Board of Trustees. He was appointed to that position effective September 13, 2009. Mr. Stuart was also Chairman of the Company’s Board of Trustees from April 1998 to December 31, 2000. Mr. Scott was co-Chief Executive Officer of Jones Lang LaSalle and its predecessor entities from 1990 to 1992 and sole Chief Executive Officer from 1992 through 2001 and again for the year 2004. He retired from that firm at the end of 2004. Mr. Scott also served as Chairman of the Board of Directors of Jones Lang LaSalle and its predecessor entities from December 1992 through December 2001. Mr. Scott is a director of Hartmarx Corporation (a clothing manufacturing company). Mr. Scott holds a B.A. from Hamilton College and a J.D. from the Northwestern University School of Law.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Scott, in light of his commercial real estate and public company chairmanship experiences, to continue to serve as a trustee of the Board, subject to shareholder approval at the Annual Meeting. In addition, Mr. Scott brings significant executive management experience to the Board and historical perspective on the Company’s origins and evolution, as Mr. Scott was a founder of the Company’s predecessor at Jones Lang LaSalle.

Class I Continuing Trustees—Terms Expire in 2011

Michael D. Barnello was appointed President of the Company effective May 31, 2008 and Chief Executive Officer effective September 13, 2009. Mr. Barnello previously served as the Company’s Chief Operating Officer, a position he has held since the Company’s formation. Prior to his appointment as President, Mr. Barnello served as Executive Vice President of Acquisitions of the Company. He is also President of LaSalle Hotel Lessee, Inc. Mr. Barnello joined Jones Lang LaSalle in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management from 1990 to 1995. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Advisers, where he was responsible for hotel acquisitions. Mr. Barnello holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Barnello, in light of his day-to-day Company-specific operational experience and his significant hotel acquisition and management experience, to continue to serve as a trustee of the Board.

Donald A. Washburn is a private investor. Mr. Washburn is a retired Executive Vice President of Northwest Airlines, Inc. (“Northwest”) and was the Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is a director of Amedisys, Inc., The Greenbrier Companies, Inc., Key Technology, Inc. and two privately-held companies. Mr. Washburn serves as a private equity fund advisory board member of Spell Capital Fund II. Mr. Washburn graduated from Loyola University of Chicago, Kellogg Graduate School of Management at Northwestern University and the Northwestern University School of Law.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Washburn, in light of senior hotel and airline expertise and his significant board experience, to continue to serve as a trustee of the Board.

Class II Continuing Trustees—Terms Expire in 2012

Darryl Hartley-Leonard is a private investor. Mr. Hartley-Leonard was Chairman and CEO of PGI (an event production agency) from 1998 until 2005 and is a retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. Mr. Hartley-Leonard is a director of Jones Lang LaSalle, a global real estate service company. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. Hartley-Leonard, in light of his global commercial real estate experience and his senior hotel expertise, to continue to serve as a trustee of the Board.

Kelly L. Kuhn is President of Carlson Wagonlit Travel Military & Government Markets, beginning in 2007. Ms. Kuhn had been President of SatoTravel, a Navigant International company, since 2005. (Navigant International was acquired by Carlson Wagonlit Travel in 2006.) For four years prior, Ms. Kuhn had been Navigant International’s Regional President for the north central region. Ms. Kuhn also serves on Carlson Wagonlit Travel North America’s executive committee and is the executive sponsor of Carlson Wagonlit Travel’s diversity initiatives. For approximately 10 years prior to joining Navigant International, Ms. Kuhn held several key positions at Arrington Travel Center, including manager of corporate communications, director of client and industry relations, vice president of operations, senior vice president, executive vice president and president and chief operating officer. Ms. Kuhn holds a B.A. from Northwestern University.

The Board has determined that it is in the best interests of the Company and its shareholders for Ms. Kuhn, in light of her considerable travel industry experience and travel industry trend expertise, to continue to serve as a trustee of the Board.

William S. McCalmont has been the Chief Financial Officer of The St. Joe Company since May 2007 and in addition was named Executive Vice President in February 2009. From 2003 through April 2007, Mr. McCalmont served as an Executive Vice President and the Chief Financial Officer of ACE Cash Express, Inc. From 2002 through 2003, Mr. McCalmont served as a founding member and principal of the Turtle Creek Group. From September 2000 to August 2001, Mr. McCalmont was the Chief Financial Officer of HQ Global Workplaces, Inc., a supplier of furnished, fully supported office space, which filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in

March 2002. Prior to that, Mr. McCalmont served as the Interim President and Chief Executive Officer of La Quinta Inns, Inc., the Chief Financial Officer of La Quinta Inns, Inc., the Chief Financial Officer of FelCor Suite Hotels and the Treasurer of Harrah’s Entertainment. From October 2006 until April 2007, Mr. McCalmont served as a director of Aces Wired, Inc. Mr. McCalmont holds a B.A. from Rollins College and a M.S.I.A. from Carnegie-Mellon University.

The Board has determined that it is in the best interests of the Company and its shareholders for Mr. McCalmont, in light of his current public company financial reporting and operations experience and his hotel industry knowledge, to continue to serve as a trustee of the Board.

Biographical Information of Executives Who Are Not Trustees

Hans S. Weger has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since August 1998 and as Secretary of the Company since October 1999. Mr. Weger is responsible for all financial, accounting, human resources and information technology activities. Prior to joining the Company, Mr. Weger served as Vice President and Treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah’s Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a B.S. in finance from the University of Southern Mississippi and an M.B.A. from the University of Chicago. Mr. Weger is 46 years old.

Alfred L. Young has served as Executive Vice President and Chief Operating Officer of the Company since November 3, 2009. From 2000 until mid-2007, Mr. Young worked for the Company initially as an Asset Manager and later as Vice President of Acquisitions. Since leaving the Company in 2007 and until his appointment as Chief Operating Officer, Mr. Young was Managing Director – Hospitality for Caribbean Property Group, or CPG. CPG is a diversified real estate company with a focus on investing in hotels, commercial office, and retail properties throughout Central America and the Caribbean. CPG and Goldman Sachs’ Whitehall Street Real Estate Fund run the Caribbean Real Estate Opportunity Fund that was formed to invest in the greater Caribbean region and Central America. Mr. Young received an M.B.A from George Mason University and a B.S. from Shepherd University. Mr. Young is 41 years old.

Trustee Compensation and Security Ownership Guidelines

2009 Compensation

Each trustee who is not an employee of or affiliated with the Company receives an annual fee of $105,000. Prior to the beginning of each year, each trustee makes an election to receive the annual retainer fee all in Common Shares in lieu of cash, half in cash and half in Common Shares or less than half in cash and the remainder in Common Shares. In accordance with the 2009 Equity Incentive Plan and procedures adopted by the Company, each such trustee may also elect to defer the receipt of all or a portion of his or her Common Shares (the “Deferred Common Shares”). Payment of the annual retainer, whether in cash, Common Shares or Deferred Common Shares, is made in January of the calendar year following the year in which the trustees served on the Board of Trustees, unless a trustee elects to defer payment as described below. The number of Common Shares or Deferred Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares or Deferred Common Shares by the average daily closing price of the Common Shares on the New York Stock Exchange (“NYSE”) for the year ending December 31st of the calendar year in which the fees are earned. A trustee may elect to have any Deferred Common Shares paid: (i) in a single payment on January 31st of the calendar year following the year in which the trustee ceases to serve on the Board of Trustees or (ii) in five equal annual installments beginning on January 31st of the calendar year following the year in which the trustee ceases to serve on the Board of Trustees. A trustee may not elect to defer payment of any cash portion of his or her annual retainer. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding Deferred Common Shares, divided by the average closing price of the Common Shares on the NYSE during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend.

Additionally, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional $10,000 in compensation, which is subject to the same cash, Common Shares or Deferred Common Shares elections described above. Trustees do not receive any additional compensation in any form for their service, including for attendance at Board or Committee meetings or other equity grants. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board of Trustees. For the year ended December 31, 2009, the trustees who were not employees of the Company (six individuals) received the compensation for service shown in the table below. The Company records the total value of the compensation received by the trustees on its financial statements for the year in which the fees are earned.

Summary of Non-Executive Trustee 2009 Compensation

Name	Fees Earned or Paid in Cash		All Other Compensation(1)	Total
Darryl Hartley-Leonard	$105,000	(2)	$478	$105,478
Kelly L. Kuhn	105,000	(3)	163	105,163
William S. McCalmont	105,000	(4)	520	105,520
Donald S. Perkins	115,000	(5)	901	115,901
Stuart L. Scott	110,000	(6)	670	110,670
Donald A. Washburn	115,000	(7)	—	115,000

(1)	Represents the value of dividends paid in 2009 on the Deferred Common Shares.
(2)

Mr. Hartley-Leonard elected to receive half of his fees for service in the form of 3,864 Common Shares valued at price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 8,836 Common Shares, 11,000 share options and 11,975 Deferred Common Shares.

(3)

Ms. Kuhn elected to receive half of her fees for service in the form of 3,864 Deferred Common Shares at price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 2,547 Common Shares and 7,943 Deferred Common Shares.

(4)

Mr. McCalmont elected to receive all of his fees for service in the form of 7,729 Deferred Common Shares at price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 11,750 Common Shares and 20,740 Deferred Common Shares.

(5)

Mr. Perkins elected to receive all of his fees for service in the form of 8,465 Deferred Common Shares at price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 32,985 Common Shares and 31,021 Deferred Common Shares.

(6)

Mr. Scott elected to receive all of his fees for service in the form of 8,097 Deferred Common Shares at a price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 221,572 Common Shares, 10,000 share options and 24,864 Deferred Common Shares.

(7)

Mr. Washburn elected to receive half of his fees for service in the form of 4,233 Common Shares at price of $13.59 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2009. The trustee has 46,255 Common Shares.

2010 Chairman Compensation

Beginning in 2010, the Chairman of the Board of Trustees, if not an employee of or affiliated with the Company, will receive an annual fee of $115,000, which is subject to the same cash, Common Shares or Deferred Common Shares elections described above under “—2009 Compensation.” Mr. Scott has been appointed as Chairman of the Board of Trustees for 2010. Mr. Scott will also continue to serve as Chairman of the Nominating and Governance Committee but will not receive any additional compensation for serving as Chairman of that committee.

Security Ownership Guidelines

In 2007, the Compensation Committee established share ownership guidelines for trustees of the Company. The Compensation Committee believes that encouraging each trustee to maintain a meaningful ownership interest in the Company relative to his or her annual fees for service as a trustee is in the best interest of the Company and its shareholders. Under the guidelines, the Compensation Committee has recommended, and the Board of Trustees approved, that by 2013 each existing trustee should own shares in the Company having a value equal to or greater than 250% of the trustee’s total annual compensation, including fees for service as a committee chairperson. Deferred Common Shares and Common Shares subject to vesting or forfeiture count toward the recommended levels. New trustees would have five years from the time of joining the Board of Trustees to meet the recommended levels. Once a trustee meets the share ownership guidelines, periodic market declines in the value of the Company’s Common Shares will not adversely affect any previous determination by the Board of Trustees that the share ownership guidelines had been met by the trustee.

The Board of Trustees and Its Committees

The Company is managed under the direction of a seven-member Board of Trustees. Members of the Board are kept informed of the Company’s business through discussions with the executive officers, by reviewing materials provided to them, by visiting the Company’s properties and by participating in meetings of the Board and its committees. Six of the trustees are independent of the Company’s management. Currently, the Company’s chairman and chief executive officer positions are not shared by the same person. Mr. Barnello serves as the Company’s President and Chief Executive Officer and Mr. Scott, an independent trustee, serves as the Company’s Chairman of the Board. In connection with the Board’s succession plan for the chairman and chief executive officer positions and following Mr. Bortz’ resignation, the Board believed it to be most appropriate to separate these posts during the chief executive officer transition process. In addition, Mr. Scott has significant chairmanship experience, including serving as Chairman of the Company from April 1998 through 2001. In the future, if the chairman and chief executive officer roles are not separated, the Board will consider the implementation of a lead trustee position. From January 2009 until his appointment as Chairman of the Board in September 2009, Mr. Scott was the Company’s Lead Independent Trustee.

The Board of Trustees held seven meetings during 2009, and each trustee attended at least 75% of the Board meetings and each trustee’s respective committee meetings. LaSalle Hotel Properties has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board of Trustees does not have a policy with respect to trustees’ attendance at Annual Meetings of Shareholders, and, because of the routine nature of the meeting and historical low levels of in-person shareholder participation at Annual Meetings of Shareholders, members of the Board of Trustees did not attend the last Annual Meeting of Shareholders.

The Company’s Board of Trustees takes an active and informed role in the Company’s risk management policies and strategies. At least annually, the Company’s executive officers, who are responsible for the Company’s day-to-day risk management practices, present to the Board of Trustees a comprehensive report on the material risks to the Company, including credit risk, liquidity risk and operational risk. At that time, the management team also reviews with the Board of Trustees the Company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the Board of Trustees may delegate specific risk management tasks to management or an appropriate committee. Throughout the year, management monitors the Company’s risk profile and, on a regular basis, updates the Board of Trustees as new material risks are identified or the aspects of a risk previously presented to the Board materially change. The Audit Committee also actively monitors risks to the Company throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full Board’s consideration.

Independence of Trustees

At least a majority of the Company’s trustees and each member of the current committees of the Board of Trustees must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” trustee, in addition to satisfying certain NYSE “bright-line” criteria relating to trustee independence, the Board of Trustees must annually affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Trustees considered the relationships that certain trustees have with Jones Lang LaSalle and its affiliates (such as funds managed by Jones Lang LaSalle), and charitable contributions of the trustees. The Board of Trustees has determined that each of Ms. Kuhn and Messrs. Hartley-Leonard, McCalmont, Perkins, Scott and Washburn satisfies the NYSE “bright-line” criteria and that none has any relationship with the Company either directly or indirectly that would affect such person’s independence. Therefore, the Board of Trustees believes that each of these trustees is independent under the NYSE rules. The Board’s Trustee Independent Standards can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.

The Company has three standing committees of the Board of Trustees that are described below and the members of the committees are identified in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee

Darryl Hartley-Leonard	✓		✓

Kelly L. Kuhn		✓	✓

William S. McCalmont	✓	✓	✓

Donald S. Perkins	Chair	✓	✓

Stuart L. Scott			Chair

Donald A. Washburn	✓	Chair	✓

Total Meetings Held	5	9	1

Audit Committee

The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants and considers the range of audit and non-audit fees; reviews the Company’s proposed responses to any comments of the SEC staff to the Company’s periodic or current reports filed pursuant to the Securities Act of 1934 and reviews the adequacy of the Company’s internal accounting controls. The Board of Trustees has affirmatively determined that each Audit Committee member is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust under the Internal Revenue Code of 1986 (the “Internal Revenue Code”). The Audit Committee has adopted a written audit committee charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE.

Compensation Committee

The Compensation Committee exercises all powers delegated to the Committee by the Board of Trustees in connection with compensation matters, including incentive compensation and benefit plans. In connection with those responsibilities, the Committee has the sole authority to retain and terminate compensation consultants employed by the Committee to help evaluate the Company’s compensation programs. The Compensation Committee also has authority to grant awards under the Company’s 2009 Equity Incentive Plan, if approved by the shareholders. Additionally, the Compensation Committee is responsible for reviewing any transactions that involve potential conflicts of interest involving executive officers, trustees and their immediate family members. The Company’s corporate governance guidelines provide in writing that each member of the Board of Trustees will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict. The Company’s code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board of Trustees. In the event a conflict of interest arises, the Board of Trustees will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Trustees by identifying individuals qualified to become Board members; recommends to the Board of Trustees the trustee nominees for the next Annual Meeting of Shareholders; recommends to the Board of Trustees the corporate governance guidelines applicable to the Company; leads the Board of Trustees in its annual review of the performance of the Board, all committees and each individual trustee; and recommends to the Board of Trustees the trustee nominees for each committee. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

Policy on Majority Voting

The Company’s bylaws establish majority voting procedures with respect to the election of trustees. Pursuant to the bylaw provisions, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by the Company, submit a written resignation offer to the Board of Trustees for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will consider the resignation offer and, within 60 days following certification by the Company of the shareholder vote at the election, will make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer.

In determining its recommendation to the Board of Trustees, the Nominating and Corporate Governance Committee will consider all factors its members deem relevant, which may include:

•	the stated reason or reasons why shareholders who cast withhold votes for the trustee did so;

•

the qualifications of the trustee (including, for example, whether the trustee serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other trustees qualified, eligible and available to serve on the Audit Committee in such capacity); and

•	whether the trustee’s resignation from the Board of Trustees would be in the Company’s best interests and the best interests of the Company’s shareholders.

The Nominating and Governance Committee also will consider a range of possible alternatives concerning the director’s resignation offer as the members of the Nominating and Governance Committee deem appropriate, which may include:

•	acceptance of the resignation offer;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.

Under the bylaw provisions, the Board of Trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by the Company. In considering the recommendation, the Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Governance Committee and any additional information, factors and alternatives as the Board of Trustees deems relevant. Any trustee tendering a resignation offer will not participate in the Committee’s or Board’s consideration of whether to accept such resignation offer. The Company will publicly disclose, in a Form 8-K filed with the SEC, the decision of the Board of Trustees. The Board of Trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Nomination of Trustees

The Board of Trustees is divided into three classes with each class standing for election every three years. Before each Annual Meeting of Shareholders, the Nominating and Governance Committee considers the nomination of trustees in the class whose term expires at the next Annual Meeting of Shareholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a trustee or for any other reasons. In addition to considering incumbent trustees, the Nominating and Governance Committee identifies trustee candidates based on recommendations from the trustees and executive officers. The committee also has previously engaged, and may in the future engage, the services of third-party search firms to assist in identifying or evaluating trustee candidates. No such firm was engaged in 2009.

The Nominating and Governance Committee evaluates annually the effectiveness of the Board as a whole and of each individual trustee and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Trustees considers trustee candidates based on a number of factors including: (1) whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; (2) whether the candidate possesses the highest personal and professional ethics, integrity and values; (3) whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment and (4) whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared to the current members of the Board. Candidates are also evaluated on their understanding of the Company’s business and willingness to devote adequate time to carrying out their duties. The Nominating and Governance Committee monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the Committee when evaluating trustee candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The Committee conducts regular reviews of current trustees whose terms are nearing expiration, but who may be proposed for re-election, in light of the considerations described above and their past contributions to the Board. The Board reviews the effectiveness of its trustee candidate nominating policies annually.

The Nominating and Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by the Company’s shareholders will be evaluated by the Nominating and Governance Committee on the same basis as any other trustee candidates.

Nominations must be addressed to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as trustee, if elected. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the bylaws of the Company and below under “Other Matters—Shareholder Proposals.”

Non-Management Trustee Executive Sessions

As required by the rules of the NYSE, the non-management trustees of the Company’s board regularly meet in scheduled executive sessions, without management present. These executive sessions generally follow after each meeting of the Board, each meeting of the Audit Committee, each meeting of the Compensation Committee and each meeting of the Nominating and Governance Committee. In 2009, the non-management trustees of the Board, the non-management members of the Audit Committee and the non-management members of the Compensation Committee each met in executive session without management present at least four times. In 2009, the non-management trustees of the Nominating and Governance Committee met once in executive session without management present. Pursuant to a resolution of the Board of Trustees, the independent Chairman of the Board of Trustees presides over each executive session of the Board of Trustees. The current Chairman of the Board of Trustees is Stuart L. Scott, who is an independent trustee. Prior to his appointment as Chairman of the Board of Trustees upon Mr. Bortz’ resignation in September 2009, Mr. Scott, as Chairman of the Nominating and Governance Committee, was selected by the Board of Trustees to preside over executive sessions of the non-management trustees that occurred between January 2009 and September 2009. Executive sessions of the Audit Committee and of the Compensation Committee are presided over by the respective Chairman of each committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a trustee).

Committee Charters, Governance Guidelines and Code of Business Conduct and Ethics

Each committee of the Board of Trustees has a written charter approved by the respective committee and the Board of Trustees. The Company also has adopted a code of business conduct and ethics that applies to all Company employees and each member of the Company’s Board of Trustees. A copy of each charter, the Company’s code of business conduct and ethics, the Company’s corporate governance guidelines and the Trustee Independence Standards can be found under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.lasallehotels.com.

Communication with the Board of Trustees, the Company’s Independent Chairman and the Audit Committee

LaSalle Hotel Properties’ Board of Trustees may be contacted by any party via mail at the address listed below.

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

As discussed above, the Company’s independent Chairman of the Board of Trustees presides over non-management trustee executive sessions. The current Chairman of the Board of Trustees is Stuart L. Scott. Mr. Scott can be contacted by any party via mail at the address listed below.

Chairman

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

The Audit Committee has adopted confidential, anonymous processes for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below.

Chairman

Audit Committee

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

Alternatively, anyone may call the Company’s whistleblower hotline toll-free at 800-211-4304.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP to serve as independent registered public accountants of the Company for the year ending December 31, 2010, and the Board of Trustees is asking shareholders to ratify this appointment. Although current law, rules and regulations, as well as the Audit Committee charter, require the Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Trustees considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. KPMG LLP has served as the Company’s independent registered public accountants since the Company’s formation in January 1998 and is considered by management of the Company to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2009 and December 31, 2008:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$1,095,168	$1,096,612
Audit-Related Fees	—	5,000
Tax Fees	467,190	415,679
All Other Fees	—	—

Total	$1,562,358	$1,517,291

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements (including property-level audits and an audit of LaSalle Hotel Lessee, Inc., the Company’s taxable real estate investment trust subsidiary), review of the interim consolidated financial statements included in quarterly reports, review of registration statements and the preparation of comfort letters, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

Audit-Related Fees

Consist of fees billed for professional services in connection with acquisitions and dispositions, and other audit or attest services.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions and dispositions tax planning.

All Other Fees

Consist of fees for products and services other than services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” KPMG LLP did not perform any services for the Company during years ending December 31, 2009 and 2008 other than services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Pre-Approval Policy

The Audit Committee or its Chairman pre-approves all services rendered by the Company’s independent registered public accountants. All of the fees paid to KPMG LLP that are described above were approved by the Audit Committee or its Chairman.

A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee has considered whether (and has determined that) the provision by KPMG LLP of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining KPMG LLP’s independence from management and the Company.

The Board of Trustees recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

AUDIT COMMITTEE REPORT

The following is a report by the Company’s Audit Committee regarding the responsibilities and functions of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company’s year end earnings release and script for year end earnings teleconferences.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence, the matters required to be discussed by Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed and received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding in the independent auditors’ communications with the Audit Committee concerning independence.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets at least five times per year with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee holds meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and reviews and discusses with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases and scripts for quarterly earnings teleconferences.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its year ended December 31, 2009 for filing with the SEC.

The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

The Audit Committee has adopted a written Audit Committee Charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The Audit Committee held five meetings during 2009.

Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified Donald S. Perkins and William S. McCalmont as the Audit Committee’s “financial experts” within the meaning of the SEC rules.

Submitted by the Audit Committee of the Board of Trustees

Donald S. Perkins (Chairman)

William S. McCalmont

Darryl Hartley-Leonard

Donald A. Washburn

COMPENSATION COMMITTEE REPORT

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (“CD&A”) with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Trustees (and the Board has approved) that the CD&A be included in the Company’s Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.

Submitted by the Compensation Committee of the Board of Trustees

Donald A. Washburn (Chairman)

Kelly L. Kuhn

William S. McCalmont

Donald S. Perkins

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Principles and Objectives of Executive Officer Compensation Program

The Company’s primary objectives are to provide income to its shareholders through increases in distributable cash flow and to increase long-term total returns to shareholders through appreciation in the value of its Common Shares. To do so, the Company seeks to enhance the return from, and the value of, the hotels in which it owns interests and any additional hotels the Company may acquire or develop, and invest in or acquire additional hotel properties on favorable terms.

The following table summarizes the primary components and rationale of the Company’s compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/Commentary	Pay Element

Compensation should reinforce business objectives and Company values	The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.	All elements (salary, annual cash incentive bonuses, equity incentive compensation, health and welfare benefits)

Key executive officers should be retained	The primary purpose of the Company’s executive compensation program has been and is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.	All elements

Compensation should align interests of executive officers with shareholders	The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.	Equity incentive compensation

A significant amount of compensation for top executive officers should be based on performance	Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. Approximately 50% of the executive officer’s targeted compensation is linked to individual or company performance. The performance-based percentage of actual compensation increases as performance improves and decreases as performance declines. If the Company has poor relative performance and/or poor total shareholder returns, the executive officers will receive reduced incentive compensation and reduced total compensation. The executive officers have an opportunity, in the event of superior relative performance and superior total shareholder returns, to earn overall compensation packages greater than the compensation that would otherwise be paid.	Merit salary increases, annual cash incentive bonuses and equity incentive compensation

Philosophy Component	Rationale/Commentary	Pay Element

Compensation should be competitive	To attract and reduce the risk of losing the services of valuable managers but avoid the expense of excessive pay, compensation should be competitive. The Compensation Committee, with the help of outside advisors, assesses the competitiveness of the Company’s compensation to its executive officers by comparison to compensation of executive officers at other public companies. The Compensation Committee has regularly retained the services of Towers Watson, an independent human resources and compensation consulting firm, to report on current market data and make recommendations regarding executive officer pay levels and incentive programs. Towers Watson typically obtains data for its reports from a combination of publicly-available proxy statements filed with the SEC and its own or third-party market surveys. Towers Watson last provided the Compensation Committee with current compensation information, based on then available proxy statement data and other data, in May 2009, as updated in October 2009. The May 2009 report contained (i) a pay level comparison of the Company’s executive officers against the executive officers of a group of 25 public real estate companies and against the executive officers of a group of five publicly-traded lodging REITs, (ii) a position-by-position analysis of executive officer pay at the selected REITs, and (iii) information about the financial position and market capitalization of the selected REITs. Towers Watson also reported on trends in the compensation of public REIT executive officers.	All elements

Role of the Compensation Committee

The Compensation Committee determines compensation for Messrs. Barnello, Weger, Young and Bortz (the “Named Executive Officers”). Mr. Bortz resigned from the Company in September 2009; however, pursuant to SEC rules, he is considered a Named Executive Officer for 2009 and his 2009 compensation is discussed in this Proxy Statement. The Compensation Committee consists of four trustees, Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). The Compensation Committee exercises independent discretion in respect of executive compensation matters, including the retention or termination of any compensation consultant. The Committee may not delegate its primary responsibility of overseeing executive officer compensation but may delegate to management the administrative aspects of the Company’s compensation plans that do not involve the setting of compensation levels for the Named Executive Officers. As part of the executive compensation determination process, the Committee seeks input from the trustees who are not on the Compensation Committee and the Chief Executive Officer whose recommendations are evaluated along with all other compensation data gathered by the Committee, including the Towers Watson studies described below. Moreover, each year the Compensation Committee prepares a list of management business objectives (“MBOs”) in cooperation with the Named Executive Officers for the upcoming year. MBOs are used to determine 25% of each Named Executive Officer’s annual target cash incentive bonus (discussed below). MBOs vary from year to year and may consist of matters such as achievement of specified financial performance at individual hotels; achievement of particular business items, such as renovations or repositioning of hotels; development of compliance programs; and development of strategic plans. The MBOs focus, in part, on enhancing the return from, and value of, the Company’s hotels. The final MBOs are approved by the Board of Trustees. On a quarterly basis, the Named Executive Officers provide the Compensation Committee with status reports on their success in achieving the MBOs.

Compensation for fiscal year 2009 for each of the Named Executive Officers was determined by the Compensation Committee based on a review of incentive compensation and total compensation paid by the Company to each Named Executive Officer in prior years (except as to Mr. Young who joined the Company as an executive officer during 2009), publicly-disclosed compensation packages of executives of other public lodging and other public real estate companies and the Company’s performance both nominally and as compared to other public lodging REITs. During 2009, the

Compensation Committee engaged, and met several times with, Towers Watson and directed Towers Watson to conduct industry compensation surveys. The resulting Towers Watson reports presented to the Compensation Committee focused on industry comparisons, based on the sample groups described below, of total compensation and its components, base salary and incentive compensation, which consisted of cash bonuses and equity awards. The reports also updated the Committee on current public REIT compensation trends. In addition, the Committee reviewed compensation information compiled by the National Association of Real Estate Investment Trusts, or NAREIT. The Committee also considered other matters, including the realized value of previously granted equity awards, and the total compensation payable under different scenarios such as change in control of the Company or termination of the Named Executive Officers’ employment. With respect to incentive compensation, the Committee considered the number of share option awards that remained vested but unexercised, the number of time-based restricted shares that were vested, the number of performance-based restricted shares that were unearned and the number of time-based restricted shares that were outstanding but unvested.

Peer Groups

In May 2009, Towers Watson prepared a report for the Compensation Committee comparing the Company’s compensation of the Named Executive Officers to that of : (i) a sample of 25 public real estate companies, 24 of which are REITs, spanning industry subsectors and asset classes but which were comparable to the Company in total enterprise value (which is the Company’s total equity plus total debt); and (ii) a group of five public lodging REITs. The members of the peer groups are noted below.

Group of 25 Public Real Estate Companies

• Alexandria Real Estate Equities, Inc.	• Mid-America Apartment Communities, Inc.

• Ashford Hospitality Trust, Inc.	• National Retail Properties, Inc.

• BioMed Realty Trust, Inc.	• Nationwide Health Properties, Inc.

• Corporate Office Properties Trust	• Pennsylvania Real Estate Investment Trust

• Cousins Properties Incorporated	• Post Properties, Inc.

• DiamondRock Hospitality Company	• PS Business Parks, Inc.

• Equity One, Inc.	• Realty Income Corporation

• FelCor Lodging Trust Incorporated	• St. Joe Company

• First Industrial Realty Trust, Inc.	• Strategic Hotels & Resorts, Inc.

• Health Care REIT, Inc.	• Sunstone Hotel Investors, Inc.

• Highwoods Properties, Inc.	• U-Store-It Trust

• Kilroy Realty Corporation	• Washington Real Estate Investment Trust

• Lexington Realty Trust

Publicly-Traded Lodging REITs

• Ashford Hospitality Trust, Inc.

• DiamondRock Hospitality Company

• FelCor Lodging Trust Incorporated

• Strategic Hotels & Resorts, Inc.

• Sunstone Hotel Investors, Inc.

Executive Officer Succession Plan

As previously disclosed, the Board of Trustees adopted a succession plan with respect to the Company’s former Chairman and Chief Executive Officer, Jon E. Bortz, and its President and former Chief Operating Officer, Michael D. Barnello. Upon Mr. Bortz’ resignation from the Company and the Board, the Board accelerated the succession plan by naming Mr. Barnello Chief Executive Officer. At that time, the Board also named the Company’s Lead Independent Trustee, Mr. Scott, as the acting Chairman of the Board. At its January 2010 meeting, the Board of Trustees appointed Mr. Scott as Chairman of the Board for 2010. As a result of the succession plan and Mr. Bortz’ resignation, the Board appointed Mr. Young as Executive Vice President and Chief Operating Officer in November 2009. Mr. Young previously worked for the Company from 2000 through mid-2007 as an Asset Manager and later as Vice President of Acquisitions.

The Board of Trustees implemented the succession plan as part of the Board’s strategy to capitalize on the historical success of this management team by retaining its members and by recruiting highly valued former employees. As a result of the implementation of the succession plan, the Board also conducted an interim review of the overall compensation paid to the Company’s Named Executive Officers. As noted above, a key compensation philosophy of the Company is establishing and retaining a successful and highly regarded executive management team. When appropriate, the Compensation Committee will act to adjust compensation consistent with this key philosophy and with the Company’s succession plan.

As a result of its interim compensation review, the Compensation Committee adjusted the compensation of Messrs. Barnello and Weger in October 2009. At that time, the Board also consulted with Towers Watson regarding current compensation practices among the Company’s peers. The effects of the succession plan and the related compensation adjustments are noted below in the discussion of each compensation component.

Components and Criteria of Executive Compensation

The Committee believes that each Named Executive Officer’s overall compensation should be (i) payable over a longer period than one year, (ii) depend on a planned budget approved by the trustees, (iii) depend on the Company’s performance relative to other REITs, (iv) depend on total compensation paid by REITs similar to the Company, either by size or by industry (in this case, the REIT lodging industry), and (v) depend on the Company’s total shareholder return. The Committee believes that a significant portion of each Named Executive Officers’ total compensation should be directly linked to the Company’s relative performance and its total shareholder return. If the Company has poor relative performance and/or poor total shareholder return, the Named Executive Officers will receive reduced incentive compensation and reduced total compensation. In return, the Named Executive Officers have an opportunity, in the event of superior relative performance and superior total shareholder return, to earn overall compensation packages greater than established target amounts and the compensation historically paid. The Compensation Committee imposed nominal limits on certain aspects of the incentive compensation to help control unexpected levels of overall compensation to the Named Executive Officers as a result of extraordinary Company performance and total shareholder return and to maintain aggregate compensation at a level that is reasonable in the Company’s overall size and cost structure. The Committee and the Board of Trustees retain the discretion to exceed the limits.

The Company pays annual base salary at a competitive level compared to its peers, which is based on a review of the annual base salaries paid to the executive officers of the companies listed under “— Peer Groups.” The Company pays annual cash incentive bonuses — the amount of which depends on management’s achievement of the applicable MBOs and the Company’s “Comparable FFO” per share (as defined below) performance relative to specific competitors and the Company’s performance in absolute terms — to encourage the Named Executive Officers to pursue strategies that, to an appropriate degree, will benefit the Company in the near and long term. The Company pays time-based and performance-based long-term equity incentive compensation to encourage the Named Executive Officers to pursue strategies that will create value for the Company’s shareholders over the long term and to promote continuity of management by retaining the Named Executive Officers.

The Committee seeks to have approximately half of overall executive compensation be paid in the form of annual base salary and target annual cash incentive bonus, and approximately half in the form of long-term equity incentive awards. For the Named Executive Officers, approximately 25% of their overall compensation is annual base salary, approximately 25% is in the form of the target annual cash incentive bonus, approximately 25% is in the form of time-based restricted share awards and approximately 25% is in the form of performance-based restricted share awards.

The Compensation Committee had previously determined that executive compensation for fiscal year 2009 primarily would consist of (i) annual cash base salary, (ii) annual cash incentive bonus, (iii) restricted share awards, subject to time-based forfeiture provisions and (iv) performance-based restricted share awards, the earned amount of which would depend on Company performance over a three-year period, one-third of which once earned vest at the end of the three-year period and two-thirds of which are subject to time-based forfeiture provisions once earned.

The Board of Trustees has customarily made long-term equity incentive awards to the Company’s executive officers during the fourth quarter of each year. Because the Company’s previous equity incentive plan, the 1998 Share Option and Incentive Plan, had expired prior to the fourth quarter of 2008, the Board of Trustees did not make any long-term equity incentive awards at that time. On April 23, 2009, the Company’s shareholders approved the Company’s 2009

Equity Incentive Plan. Following that action, the Board of Trustees on April 28, 2009 approved long-term equity incentive awards for Messrs. Barnello and Weger. With respect to Mr. Young, the Board of Trustees approved long-term equity incentive awards in connection with his appointment as Executive Vice President and Chief Operating Officer in November 2009.

The following narrative discusses the components of historical fiscal year 2009 compensation.

Base Salary

Base salary is the only predictable form of annual cash compensation to the Named Executive Officers, and the Compensation Committee believes base salary is an important element of total compensation for that reason. The Compensation Committee believes that base salary should be commensurate with each Named Executive Officer’s position and experience, subject to annual adjustments based on market conditions, peer group analysis and individual contributions and performance.

For 2009, the base salary of each of the Named Executive Officers was based on the following qualitative and quantitative factors:

•	an assessment of the scope of the Named Executive Officer’s responsibilities and leadership and individual role within the executive management team;

•	the Named Executive Officer’s contributions to the Company;

•	the Named Executive Officer’s expertise and experience within the industry;

•	the competitive market compensation paid to executive officers in similar positions at the previously-described peer groups; and

•	the Company’s overall financial and business performance.

Compared to the other components of executive officer compensation, base salary determinations are more heavily weighted by the Compensation Committee’s qualitative assessments of the Named Executive Officers. For example, specific quantitative benchmarks are considered when making determinations about performance incentives and targets related to the annual cash incentive bonus and long-term equity awards, as described elsewhere in this Proxy Statement.

The Compensation Committee annually reviews the individual responsibilities and leadership attributes of each Named Executive Officer. The Compensation Committee’s review includes its evaluation of each Named Executive Officer’s role and contributions to the Company during the last year. Among other matters, the Committee considers the performance of employees managed by each Named Executive Officer; the asset management strategies proposed or implemented by each Named Executive Officer to improve hotel property performance; the status of the Company’s hotel property acquisition pipeline, as applicable; the Company’s execution on short- and long-term strategic initiatives for which each Named Executive Officer is responsible; and the Company’s compliance with applicable laws and regulations to the extent within each Named Executive Officer’s responsibility. Messrs. Barnello and Weger have worked together since August 1998, just months after the Company’s initial public offering and Mr. Young, prior to rejoining the Company in November 2009, previously worked closely with Messrs. Barnello and Weger when Mr. Young was with the Company in various positions from 2000 through mid-2007. Because of the historical success of the Named Executive Officers during the last ten years, the Compensation Committee considers each Named Executive Officer’s individual contribution to that team, and the base salary needed to retain the members of that team into the future, especially in light of the Company’s succession plan and Mr. Bortz’ resignation.

When evaluating the effectiveness of the management team, the Committee also considered the operational execution of the team. In 2009, the management team developed and implemented additional expense control initiatives within the Company and in collaboration with its hotel management companies to enhance the Company’s expense-related operational efficiencies. These asset management steps were in addition to expense-control initiatives previously adopted by the Company in anticipation of depressed hotel operating margins caused, in part, by reduced hotel operating revenues as a result of the national economic downturn that continued into 2009. Demonstrating the value to shareholders of a management team with longevity encompassing full economic cycles, the Company’s management team called on its previous experiences in aggressively reducing operating costs during other economic downturns negatively affecting the hotel industry, such as the period following September 11, 2001. In total, the management team’s asset management initiatives resulted in operating margins that were at a significantly higher level than those of the rest of the industry.

While reducing costs in 2009, the management team also focused its efforts on strengthening the Company’s balance sheet by paying down the balances on its credit facilities through two successful offerings of the Company’s Common Stock. The management team also recommended to the Board that it make prudent modifications to the Company’s dividend policy and effectively managed the Company’s capital expenditure budget during the weakening economy. The Board believes that these actions and senior management-led initiatives may attractively position the Company to capitalize on marketed hotel assets early in the lodging sector’s recovery by allowing the Company, in some cases, to provide cash bids on assets without financing contingency provisions that other competitors may require.

In addition, a tool by which the Compensation Committee measures a Named Executive Officer’s performance is his progress with respect to his MBOs, which, as described above are prepared in cooperation with the Named Executive Officers by the Committee each year. Quarterly progress reports with respect to the MBOs provide the Compensation Committee with a regular update on the Named Executive Officer’s performance. As noted elsewhere in this Proxy Statement, MBOs are primarily used to determine the annual cash incentive bonus, but MBOs also influence the Committee’s determination of base salaries.

The Committee’s review of a Named Executive Officer’s role and contribution to the Company includes a dialogue between the Committee and each Named Executive Officer about his individual performance during the year. The Compensation Committee also solicits the observations of the Chief Executive Officer with respect to the performance of the other Named Executive Officers, especially as to day-to-day responsibilities and intra-company leadership qualities and growth.

With respect to the Committee’s consideration of the market compensation paid to executive officers of the Company’s competitors, the Committee reviews the base salaries paid to executive officers in different groups of the Company’s peers. The 2009 report indicated that as of May 2009, which was prior to Mr. Bortz’ resignation, compared to officers of similar positions at the 25 public real estate companies deemed comparable, the Company’s Chief Executive Officer was receiving a base salary 7% above median, the Company’s President and Chief Operating Officer was receiving a base salary 15% above median and the Company’s Chief Financial Officer was receiving a salary 22% above median. Not all 25 public real estate companies had an officer of similar position to the Company’s then President and Chief Operating Officer. Accordingly, the comparison for his position was based on 16 REITs. Additionally, in connection with compensation adjustments related to the succession plan discussed below, Towers Watson reviewed the adjusted compensation packages of Messrs. Barnello and Weger, and the compensation package designed to recruit Mr. Young to the Company.

The 2009 base salary compensation paid to the Company’s Named Executive Officers was determined by the Compensation Committee in the context of the foregoing comparison and reviews, but the Compensation Committee did not seek to set base salary of the Named Executive Officers to a particular percentile of the base salary paid by the peer companies to their officers. Instead, the Committee reviewed the salary information to inform itself of the salary levels paid by the Company’s competitors and therefore required for executive officer recruitment, with respect to Mr. Young, and retention with respect to Messrs. Barnello and Weger.

The Compensation Committee considers the financial and business performance of the Company in an absolute sense and relative to its peers. When evaluating the Company’s financial and business performance, the Compensation Committee does not focus on any one particular performance measure or target but does consider, in addition to the Company’s funds from operations, or FFO, performance, the Company’s total return (defined as the increase in the market price of the Company’s Common Shares plus dividends declared thereon and assuming such dividends are reinvested into the Company’s Common Shares) over various periods. In addition, from the Company’s initial public offering in 1998 through December 2009, the Company had the highest total return of any publicly-traded hotel REIT and had outperformed each of the S&P 500, the Russell 2000 Index, the Dow Jones Industrial Average and the NASDAQ Composite Index during that period.

While the Committee placed greater weight on the Company’s performance over the long term, as discussed above, the Committee did consider the Company’s total return over shorter-term time horizons. The Committee reviewed the Company’s total return as described below and again determined that the Company’s performance was excellent.

•	over a five-year period (2005-2009), the Company had the highest total return of its peers and outperformed the average total return for the group by 168%.

•	Over the three year period (2007-2009), the Company had the third highest total return of its peers and outperformed the average total return for the group by 33.0%.

As was the case with the base salary peer group comparisons, the Company’s performance compared to its peers identified above was one of several factors considered by the Compensation Committee in determining the 2009 base salary compensation of the Company’s Named Executive Officers. The Compensation Committee did not, however, seek to match base salary of the Named Executive Officers to a percentile that corresponded to the above performance percentages.

With respect to the Named Executive Officer’s expertise and experience within the industry, the Committee considers involvement in industry or trade groups such as NAREIT, as well as awards or other recognition by industry or trade groups or other industry participants.

Compensation Adjustments Related to Succession Plan. As a result of the implementation of the Company’s succession plan and following its interim compensation review, the Compensation Committee adjusted the annual base salaries of Messrs. Barnello and Weger. As noted above, a key compensation philosophy of the Company is executive officer retention which can be effected through consistently competitive base salaries for the Named Executive Officers. In making base salary adjustments, the Compensation Committee noted the historical success of the Company’s executive management team, which, with respect to Messrs. Barnello and Weger, has been together since the Company’s formation, the successful transition of the Chief Executive Officer position in 2009, the compensation paid by the Company’s competitors for individuals in similar professional positions as Messrs. Barnello and Weger and those possessing the skill sets and experience of both Messrs. Barnello and Weger, and the Committee’s strong desire to maintain the continuity of the executive management team. Effective October 19, 2009, the Board of Trustees approved an increase to each of the annual base salaries of Messrs. Barnello and Weger from $500,000 and $392,000, respectively, to $600,000 and $425,000, respectively. With respect to Mr. Barnello’s salary adjustment, the increase was made retroactively to September 13, 2009, the date that Mr. Barnello was named Chief Executive Officer of the Company.

As a result of the succession plan and Mr. Bortz’ resignation, Mr. Young was recruited by the Company to assume the duties that Mr. Barnello performed when he acted as the Company’s Chief Operating Officer prior to his appointment as Chief Executive Officer. Mr. Young started with the Company on November 3, 2009. The Board of Trustees set his base salary at $275,000 after considering a public REIT compensation market update in October 2009 from Towers Watson and the base salaries of other executives who hold similar positions or perform similar duties at the peer group companies previously identified. The Board also considered the level of compensation necessary to recruit an executive-level candidate as qualified as Mr. Young.

Annual Cash Incentive Bonus

The annual cash incentive bonus program is intended to compensate the Company’s Named Executive Officers for achieving the Company’s annual financial goals at both the corporate and hotel asset levels, as well as implementing long-term plans and strategies. The annual cash incentive bonus program is based on performance and responsibility level rather than on the basis of seniority, tenure or other entitlement. This performance-based program encourages the Company’s officers to continually improve their capabilities to deliver short- and long-term business results. The Committee set the Named Executive Officer target annual cash incentive bonuses so that they are competitive with bonuses paid to executive officers in similar positions and with similar responsibilities at companies in the Company’s previously-described peer groups. The annual cash incentive bonus for a fiscal year is typically paid in March of the fiscal year following such fiscal year, when audited financial statements for such fiscal year become available for both the Company and other publicly-traded lodging REITs. For example, the Company paid the Named Executive Officers their 2009 cash incentive bonuses in March 2010.

The Committee emphasizes the importance of incentive cash compensation (the annual cash incentive bonus program) as a component of total compensation for the Named Executive Officers. This component of the Company’s compensation program is an investment in high quality, successful employees who can improve the operational performance of the existing portfolio and generate new business opportunities and investments that create value for shareholders.

The annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than (subject to a cap) the target bonus. Recognizing the need to remain competitive, the Compensation Committee set the maximum annual cash incentive bonus at 200% of target levels for 2009, which was unchanged from 2008. As described below, the formula number consists of three components. At the Board’s discretion, it may allocate greater weight to any of the three components than the proportions stated below, and it may pay bonuses exceeding 200% of the target bonus.

The target bonuses for Messrs. Barnello and Weger for 2009 are 100% and 75%, respectively, of their respective base salaries. The actual target amounts of the 2009 annual cash incentive bonuses for Messrs. Barnello and Weger was calculated by pro-rating the amounts that applied during the year before and after the base salary increases related to the interim compensation review in connection with the succession plan. In the case of Mr. Barnello, his actual target bonus was $529,936. In the case of Mr. Weger, his actual target bonus was $298,586. Mr. Young’s actual target bonus was $200,000 for 2009, $100,000 of which was guaranteed as part of the compensation package designed to recruit him to the Company. Mr. Bortz’ actual target bonus for 2009 was $600,000 or 100% of his base salary. Because of his resignation, Mr. Bortz was not eligible to receive his annual cash incentive bonus.

The annual cash incentive bonus formula number consists of the following three components: (i) 25% of each target annual cash incentive bonus is based on management’s achievement of the MBOs, as determined in the discretion of the Compensation Committee; (ii) 50% of each target annual cash incentive bonus is based on the Company’s Comparable FFO per share performance (“Comparable FFO”) relative to a budget scale approved annually by the Board of Trustees; and (iii) 25% of each target annual cash incentive bonus is based upon the Company’s Comparable FFO per share growth relative to the Comparable FFO per share growth of a pre-selected peer group consisting of the six publicly-traded hotel REITs listed below:

•	Ashford Hospitality Trust, Inc.

•	DiamondRock Hospitality Company

•	FelCor Lodging Trust Incorporated

•	Strategic Hotels & Resorts, Inc.

•	Sunstone Hotel Investors, Inc.

•	Host Hotels & Resorts, Inc.

The basis of the comparison is the percentage increase in Comparable FFO per share, calculated based on each company’s published 2008 and 2009 FFO per share, after adjustment for any expenses related to terminating leases and impairment charges. The Compensation Committee in its discretion may further adjust Comparable FFO or the Company’s Comparable FFO for one-time expenses incurred by companies in the peer group or the Company.

For 2009, the absolute calculation of the annual cash incentive bonus was 100% of the target bonus. Excluding the effect of all caps and limitations, the calculation of the annual cash incentive bonus was 149.6%. With respect to the specific formula components for 2009, the Named Executive Officers achieved: (i) the MBOs determined by the Compensation Committee (25% of the target bonus); (ii) the Comparable FFO goal outlined by the Committee (67.1% of the target bonus) and (iii) a majority of the Company’s Comparable FFO per share performance goal relative to a budget scale approved by the Board of Trustees (57.5% of the target bonus). Taken together, the sum of these components equals 149.6%. However, under the terms and conditions of the annual cash incentive bonus program, the following two factors operated to cap the bonus amounts to 100% of the target bonus: (i) the Company’s negative per share FFO growth in 2009 as compared to 2008 and (ii) the Company’s dividend reduction in 2009.

Long-Term Equity Incentive Awards

Overview. The 2009 Equity Incentive Plan allows for long-term incentives to Named Executive Officers and key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of option rights, appreciation rights and restricted share awards. Since becoming self advised in 2001, the Company has never granted awards under the incentive plan to consultants and other service providers. Awards granted to Named Executive Officers and other employees under the incentive plan are designed to provide those grantees with an incentive to promote the long-term success of the Company in line with the shareholders’ interests. The awards align the Named Executive Officers’ interests with the interests of shareholders by providing each Named Executive Officer with an ownership interest in the Company and a stake in the Company’s success. The 2009 Equity Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards. Each such award may have a vesting period that is tied to each Named Executive Officer’s or employee’s continued service to the Company or a specifically identified set of performance measures.

Long-term equity incentive awards for the Named Executive Officers with respect to a fiscal year are typically issued near the beginning of such fiscal year or toward the end of the fiscal year before such fiscal year. For example, in December 2007, the Company issued long-term equity incentive awards to the Named Executive Officers with respect to fiscal year 2008. However, because the Company’s 1998 Share Option and Incentive Plan expired before the fourth quarter of 2008, no awards were made in December 2008 to the Named Executive Officers with respect to fiscal year 2009. On April 23, 2009, the Company’s shareholders approved the Company’s 2009 Equity Incentive Plan. Following that action, the Board of Trustees on April 28, 2009 approved long-term equity incentive awards for Messrs. Barnello and Weger. With respect to Mr. Young, the Board of Trustees approved long-term equity incentive awards in connection with his appointment as Executive Vice President and Chief Operating Officer in November 2009.

April 2009 Awards. The April 2009 awards consisted of (i) immediate awards of restricted shares subject to time-based vesting only and (ii) agreements to award restricted shares where the award amount is not determined until the end of a three-year measuring period. The Committee refers to the group of awards described in (ii) as performance-based restricted share awards. In the case of the performance-based restricted share awards, once the award is determined and made at the end of the three-year measuring period, two-thirds of the awarded shares remain subject to time-based forfeiture provisions.

The April 2009 long-term equity incentive awards described in subsection (i) of the paragraph immediately above included one tranche of time-based restricted shares for each Messrs. Barnello and Weger. Mr. Barnello received 38,226 shares and Mr. Weger received 32,118 shares. These shares vest annually in three equal installments beginning on January 1, 2010.

The Compensation Committee also approved the performance-based restricted share awards for Messrs. Barnello and Weger as an additional long-term incentive designed to further align their interests with that of the shareholders. Pursuant to the April 2009 performance-based restricted share awards, Messrs. Barnello and Weger are eligible to receive the following target amounts of shares: Mr. Barnello – 38,226 shares and Mr. Weger – 32,118 shares. The actual number of shares received by Messrs. Barnello and Weger will depend on the Company’s performance over the three-year measuring period. Based on the performance criteria described below, Messrs. Barnello and Weger may actually receive as few as zero shares or as many as twice the target number of shares. The details of the awards are as follows:

•

The actual amount of the award will be determined on January 1, 2012 and will depend on the “total return” (as defined below) of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s Common Shares on December 31, 2008, and ending with the closing price of the Company’s Common Shares on December 31, 2011.

•

40% of the award will be based on the Company’s total return compared to the total return of all companies in the NAREIT Equity Index. As of December 31, 2009, the NAREIT Equity Index included 106 companies. See “Table 1” below for a tabular presentation of how the Company’s total return relates to the earning of this first portion of the performance-based restricted share awards.

•

Another 40% of the award will be based on the Company’s total return compared to the total return of the six publicly-traded lodging REITs previously listed under “—Annual Cash Incentive Bonus” and that are included in the NAREIT Equity Index. Also see “Table 1” below for a tabular presentation of how the Company’s total return relates to the earning of this second portion of the performance-based restricted share awards.

•

The final 20% of the award will be based on the amount of the Company’s total return compared to a Board-established total return goal. See “Table 2” below for a tabular presentation of how the Company’s total return relates to the earning of this third portion of the performance-based restricted share awards.

•

“Total return” is as calculated by the NAREIT Equity Index and is the increase in the market price of a company’s common shares plus dividends declared thereon and assuming such dividends are reinvested into such company’s common shares. The Board of Trustees elected to use this third-party rate of return calculation because it is a performance measurement frequently used in the REIT industry and provides a means of objectively comparing the Company’s performance to other REITs and to particular REITs in the index that are the most appropriate benchmarks for the Company. In the event that the NAREIT Equity Index is discontinued or materially modified, the Board of Trustees, in its discretion, may revise the award terms.

•

After the actual amount of the award is determined (or earned) on January 1, 2012, the earned shares will be issued and outstanding but a portion will be subject to further vesting. One-third of the earned amount will vest immediately on January 1, 2012, and the remaining two-thirds will vest in equal amounts on January 1, 2013 and January 1, 2014.

•

Dividends will be deemed to have accrued on all of the earned shares, including those shares subject to further vesting, from December 31, 2008, until the determination date, January 1, 2012. Such accrued dividends will be paid to the awardee on or about January 1, 2012. Thereafter, the awardee is entitled to receive dividends as declared and paid on the earned shares and to vote the shares, including those shares subject to further vesting.

The first table below provides additional detail on the performance thresholds for the first two of the three performance criteria and the corresponding percentage earned for such criteria. The second table below provides additional detail on the performance thresholds for the third of the three performance criteria and the corresponding percentage earned for such criterion. For example, the Company’s total return compared to the NAREIT Equity Index and compared to its peers must be at least equal to the 40th percentile for Messrs. Barnello and Weger to earn any of their target shares in the first two performance categories. In addition, the Committee established a threshold total return over a three-year period of 22.5%, which is based on a 7% compounded annual total return, for Messrs. Barnello and Weger to earn any of their target shares in the third performance category.

Actual performance will be calculated to an exact percent (rounded to the nearest  1/100th), so the payment for each criterion is on a continuum between the threshold amount and target amount or between the target amount and maximum amount, as applicable.

Table 1: Total Return vs. NAREIT Equity Index Companies and Total Return vs. Peer Group

Percentile of Performance
		Threshold	Target	Maximum
	Less than 40th percentile	40th percentile	60th percentile	Greater Than or Equal to 80th percentile
NAREIT Index	0% earned	50% earned	100% earned	200% earned
Peer Group	0% earned	50% earned	100% earned	200% earned

Table 2: Total Return vs. Committee-Established Goals

Total Three-Year Return Performance
		Threshold	Target	Maximum
	Less Than 22.5%	22.5%(1)	29.5%(2)	Greater Than or Equal to 36.8%(3)
Company total return	0% earned	50% earned	100% earned	200% earned

(1)	Based on a 7% compounded annual total return.
(2)	Based on a 9% compounded annual total return.
(3)	Based on an 11% compounded annual total return.

Awards Related to Succession Plan. As a result of the succession plan and Mr. Bortz’ resignation, Mr. Young was recruited by the Company to assume the duties that Mr. Barnello performed when he acted as the Company’s Chief Operating Officer prior to his appointment as President and Chief Executive Officer. Mr. Young started with the Company on November 3, 2009. In connection with his appointment, Mr. Young was granted the following long-term equity incentive awards:

•	10,228 time-based restricted shares;

•	a special, one-time award of 23,378 time-based restricted shares; and

•	10,228 performance-based restricted shares.

Mr. Young’s time-based restricted share awards vest annually in three equal installments beginning on January 1, 2011. With respect to the award of performance-based restricted shares, the actual amount of the award will depend on the “total return” (as defined above) of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s Common Shares on December 31, 2009, and ending with the closing price of the Company’s Common Shares on December 31, 2012. One-third of the earned shares, if any, will vest immediately on January 1, 2013 and the remaining two-thirds will vest in equal amounts on January 1, 2014 and January 1, 2015. Upon his resignation from the Company and the Board, Mr. Bortz forfeited all unearned performance-based restricted shares and all unvested time-based restricted shares.

Additional Award Provisions. The Committee elected to include a provision in the performance-based restricted share award agreement that accelerated the measuring period in the event of a change in control of the Company. As a condition to the acceleration of the earning period, Messrs. Barnello, Weger and Young agreed to a 12-month limited non-compete with the Company that restricts Messrs. Barnello, Weger and Young from participating in any business operation primarily engaged in owning (as compared to, for example, franchising or managing) luxury or upscale hotels in urban, resort or convention markets in the United States. In the event that Messrs. Barnello, Weger or Young breaches the limited non-competition provisions, the Named Executive Officer must pay to the Company an amount equal to the market value of that portion of the performance-based restricted share award that received accelerated earning as a result of the change in control. The 12-month period commences at the time of the change in control, and market value is the market value at the time of the change in control.

Share Options. The Company has not granted any share option awards to any of the executive officers since 2001 or any of the trustees since 2002. All share options previously issued have vested. All vested share options have been exercised except for 11,000 share options held by Mr. Hartley-Leonard and 10,000 share options held by Mr. Scott.

Other Benefits

In addition, consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Committee will continue to maintain competitive benefits and perquisites for Named Executive Officers; however, the Committee does not view benefits and perquisites for officers as a key component of the Company’s compensation program and their total value remains a small percentage of each Named Executive Officer’s base salary. The Compensation Committee may revise, amend or add to the Named Executive Officer’s benefits and perquisites if it deems it advisable.

Other Factors Considered by the Compensation Committee

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted annually by the Company on its tax return with respect to each of its Named Executive Officers. In general, compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s shareholders is not subject to this limit. Each of the Company’s 1998 Share Option and Incentive Plan and 2009 Equity Incentive Plan is qualified so that performance-based restricted share awards granted to the Named Executive Officers under the respective plans are not subject to the compensation deduction limitations described above. Time-based awards are subject to the compensation deduction limitations. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating the Named Executive Officers in a manner designed to promote the Company’s corporate goals, including retaining and providing incentives for the Named Executive Officers, the Compensation Committee has not adopted a policy that all compensation must be deductible. In 2009, the Company did not pay any compensation that would be subject to the limitations set forth in Section 162(m).

Payments Upon Termination of a Named Executive Officer and Vesting of Equity Awards Upon a Change in Control of the Company

The Company previously entered into an agreement with Messrs. Barnello, Weger and Bortz to provide benefits to each in the event his employment is terminated in certain circumstances. Upon his appointment as Executive Vice President and Chief Operating Officer, Mr. Young entered into his severance agreement with the Company. The Compensation Committee reviews the terms of the severance agreements annually. Because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and severance agreement terms.

The agreement with each Named Executive Officer provides that the Named Executive Officer upon 15 days prior written notice to the Company, may terminate his employment for “good reason.” In addition, each agreement provides that upon the termination of such Named Executive Officer either by the Company without “cause” or by the Named Executive Officer for “good reason” within one year of a change in control of the Company, the Named Executive Officer will be entitled to the severance payments and benefits detailed under “Termination Payment Tables.” As noted at the beginning of this CD&A, one of the Company’s executive compensation philosophies is the retention of key executive officers. The Compensation Committee believes that the terms of the severance agreements described above, including the events triggering severance payments, are competitive with the Company’s peer group and promote stability among its Named Executive Officers which is important to the Company’s overall performance.

In addition, the Committee considers the effect of accelerated vesting of certain equity awards upon a termination of a Named Executive Officer or a change in control of the Company. The Committee reviewed the terms of the restricted share award agreements, including the immediate vesting of time-based restricted shares upon a change in control of the Company or upon a Named Executive Officer’s termination without cause. The Compensation Committee also reviewed the vesting terms of the performance-based restricted share award agreements. The Compensation Committee believes that the terms of the restricted share award agreements are competitive with the Company’s peer group and promote stability among its Named Executive Officers which is important to the Company’s overall performance. For more information on the vesting terms of the Named Executive Officer’s restricted shares, see “Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”

Security Ownership of Management

The Compensation Committee has established the share ownership guidelines described in the table below. The Compensation Committee believes that requiring the Named Executive Officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries may encourage the Named Executive Officers to act in a manner that creates value for the Company’s shareholders.

Position	Multiple

Chief Executive Officer	5x Base Salary

Chief Financial Officer	3x Base Salary

Chief Operating Officer	3x Base Salary

Restricted shares that remain subject to time vesting issued pursuant to the 1998 Share Option and Incentive Plan or the 2009 Equity Incentive Plan count toward the suggested share ownership guidelines. Performance-based restricted share awards that have not been earned will not count toward the recommended levels. Once a Named Executive Officer meets the share ownership guidelines, periodic market declines in the value of the Company’s Common Shares will not adversely affect any previous determination by the Board of Trustees that the share ownership guidelines had been met by the Named Executive Officer. Messrs. Barnello and Weger met the share ownership guidelines as of February 9, 2010. Under the policy, Mr. Young has five years from the date he joined the Company as an executive officer, or November 3, 2014, to meet the share ownership guideline.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. The amounts shown represent the compensation paid to the Named Executive Officers for the year shown as consideration for services rendered to us.

With respect to long-term equity incentive awards, the dollar amounts indicated in the table under “Share Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. With respect to performance-based restricted share awards, the dollar value computed is based on the probable outcome of the performance conditions as of the grant date of the award.

Name and Principal Position	Year	Salary		Bonus(1)		Share Awards(2)	Non-Equity Incentive Plan Compensation(1)	All Other Compensation(2)		Total

Michael D. Barnello President and Chief Executive Officer(3)	2009 2008 2007	$529,936 446,000 375,000	(4)	$	— — —	$863,908 9,846,000 840,210	$529,936 349,360 253,125	$51,589 265,997 133,728	(5)	$1,975,369 10,907,357 1,602,063

Hans S. Weger Executive Vice President, Treasurer, Chief Financial Officer and Secretary	2009 2008 2007	398,114 392,000 375,000	(6)		— — —	725,866 3,924,000 840,210	298,586 258,720 253,125	39,372 176,257 118,305	(7)	1,461,918 4,750,977 1,586,640

Alfred L. Young Executive Vice President and Chief Operating Officer	2009	44,688	(8)		—	750,000	100,000	205,090	(9)	1,099,778

Jon E. Bortz Former Chairman of the Board and Chief Executive Officer(10)	2009 2008 2007	425,000 566,500 510,000			— 29,480 —	— 2,616,000 1,166,247	— 469,040 459,000	34,223 209,341 175,855	(11)	459,223 3,890,361 2,311,102

(1)

The combined amount to be shown in each of the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the annual cash incentive bonus for each Named Executive Officer. The amount shown in the Bonus column is the discretionary amount of the annual cash incentive bonus awarded to a Named Executive Officer in excess of the formula-based amount of the annual cash incentive bonus.

(2)

For more information regarding the Company’s assumptions made in the valuation of time-based restricted share awards and performance-based restricted share awards, see note 10 to the financial statements included in the Company’s Form 10-K for the period ended December 31, 2009. The table below shows the dollar value of performance-based restricted share awards for each of Messrs. Barnello, Weger and Young assuming that on the grant dates of the awards, the highest level of performance was probable and the maximum value of the awards would be earned. The value of the performance-based restricted share awards are dependent on the Company’s performance over a three-year period and there is no assurance that the maximum value of the awards will be earned.

Maximum Value of Performance-based Restricted Share

Awards Assuming Highest Performance Level

	Barnello	Weger	Young
2009	$863,908	$725,867	$350,002
2008	8,205,000	3,270,000	—
2007	886,144	886,144	—

Mr. Bortz forfeited his performance-based restricted share awards upon his resignation from the Company and the Board of Trustees.

(3)	Mr. Barnello became Chief Executive Officer on September 13, 2009. Prior to that, he served as President and Chief Operating Officer.
(4)

As part of an interim compensation review in connection with the Company’s succession plan and Mr. Bortz’ resignation, the Board of Trustees increased Mr. Barnello’s annual base salary from $500,000 to $600,000 in September 2009. The amount shown was calculated by pro-rating his annual base salary during the year before and after the annual base salary increase.

(5)

All Other compensation consists of (i) $927 in Company-paid life insurance premiums, (ii) $3,214 in Company-paid long-term disability insurance premiums, (iii) $9,800 in employer matching contributions to the Company’s 401(k), (iv) $10,000 in employer matching charitable contributions, (v) $24,898 in dividends earned on unvested restricted shares and (vi) $2,750 in fees related to membership in the Young Presidents’ Organization.

(6)

As part of an interim compensation review in connection with the Company’s succession plan and Mr. Bortz’ resignation, the Board of Trustees increased Mr. Weger’s annual base salary from $392,000 to $425,000 in October 2009. The amount shown was calculated by pro-rating his annual base salary during the year before and after the annual base salary increase.

(7)

All Other compensation consists of (i) $1,550 in Company-paid life insurance premiums, (ii) $3,440 in Company-paid long-term disability insurance premiums, (iii) $9,800 in employer matching contributions to the Company’s 401(k), (iv) $10,000 in employer matching charitable contributions and (v) $14,581 in dividends earned on unvested restricted shares.

(8)	Mr. Young was appointed Executive Vice President and Chief Operating Officer effective November 3, 2009. His annual base salary for 2009 was $275,000.
(9)	All other compensation consists of (i) $90 in Company paid long-term disability insurance premiums and (ii) $205,000 as a one-time relocation payment.
(10)	Mr. Bortz resigned from the Company and the Board effective September 12, 2009.
(11)

All Other compensation consists of (i) $880 in Company-paid life insurance premiums, (ii) $5,845 in Company-paid long-term disability insurance premiums, (iii) $9,800 in employer matching contributions to the Company’s 401(k), (iv) $4,000 in employer matching charitable contributions and (v) $13,698 in dividends earned on unvested restricted shares.

2009 Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based restricted share awards granted in 2009 to the Named Executive Officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature, which, with respect to the value of performance-based restricted share awards, is the probable outcome of the performance conditions as of the grant date.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards (in number of shares)(2)			All Other Share Awards: Number of Shares(3)	Grant Date Fair Value
Name	Date of Grant	Threshold	Target		Maximum	Threshold	Target	Maximum
Michael D. Barnello Annual Cash Incentive Bonus Time-Based Performance-Based	January 1, 2009 April 28, 2009 April 28, 2009	$0 — —	$529,936 — —	(4)	$1,060,274 — —	— — 19,113	— — 38,226	— — 76,452	— 38,226 —	— 431,953 431,953

Hans S. Weger Annual Cash Incentive Bonus Time-Based Performance-Based	January 1, 2009 April 28, 2009 April 28, 2009	0 — —	298,586 — —	(5)	598,036 — —	— — 16,059	— — 32,118	— — 64,236	— 32,118 —	— 362,933 362,933

Alfred L. Young Annual Cash Incentive Bonus Time-Based Performance-Based	November 3, 2009 November 3, 2009 November 3, 2009	0 — —	100,000 — —	(6)	200,000 — —	— — 5,114	— — 10,228	— — 20,456	— 33,606	— 603,899 175,000

Jon E. Bortz Annual Cash Incentive Bonus	January 1, 2009	0	600,000		1,200,000	—	—	—	—	—

(1)

The Compensation Committee has discretion to pay an additional cash bonus to each Named Executive Officer in addition to the maximum amount of the non-equity incentive plan award. On March 1, 2010, the Compensation Committee approved annual cash incentive bonuses for Messrs. Barnello, Weger and Young of $529,936, $298,586 and $100,000, respectively. Because of his resignation, Mr. Bortz did not receive an annual cash incentive bonus.

(2)

With respect to Messrs. Barnello and Weger, the actual amount of the award will be determined on January 1, 2012 and will depend on the “total return” of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s common stock on December 31, 2009, and ending with the closing price of the Company’s common stock on December 31, 2011. With respect to Mr. Young, the actual amount of the award will be determined on January 1, 2013 and will depend on the “total return” of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s common stock on December 31, 2009, and ending with the closing price of the Company’s common stock on December 31, 2012. For more information regarding the performance criteria for these awards, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

(3)

With respect to Messrs. Barnello and Weger, these shares will vest one-third on each of January 1, 2010, January 1, 2011 and January 1, 2012. With respect to Mr. Young, these shares will vest one-third on each of January 1, 2011, January 1, 2012 and January 1, 2013. For additional information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

(4)

Mr. Barnello’s target bonus was adjusted during the year in connection with the Company’s succession plan, his appointment as Chief Executive Officer and the Company’s interim compensation review. His target bonus was increased from 100% of his initial 2009 annual base salary of $500,000 to 100% of his adjusted annual base salary of $600,000. Therefore, after prorating the target bonus amount for the periods in which each annual base salary amount was in effect, Mr. Barnello’s target bonus for 2009 was $529,936.

(5)

Mr. Weger’s target bonus was adjusted during the year in connection with the Company’s succession plan and the Company’s interim compensation review. His target bonus was increased from 75% of his initial 2009 annual base salary of $392,000 to 75% of his adjusted annual base salary of $425,000. Therefore, after prorating the target bonus amount for the periods in which each annual base salary amount was in effect, Mr. Weger’s target bonus for 2009 was $298,586.

(6)	As part of the compensation package designed to recruit Mr. Young to the Company, he is guaranteed a cash incentive bonus of $100,000 for 2009.

2009 Share Options and Share Vesting

The Company has not granted share option awards with respect to a fiscal year after 2001. Certain trustees received options in 2002 that related to fiscal year 2001. No other options were granted in 2002 or any subsequent year. The Named Executive Officers did not exercise any options during 2008. The following table sets forth information with respect to the exercising of options and the vesting of restricted shares by the Named Executive Officers during 2009:

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Michael D. Barnello	—	—	20,252	$223,785
Hans S. Weger	—	—	19,276	213,000
Alfred L. Young	—	—	—	—
Jon E. Bortz	40,000	$342,800	30,589	$338,008

(1)	The shares vested on January 1, 2009 based on the Company’s Common Share closing price of $11.05 on December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2009

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2009. No option awards were outstanding for the Named Executive Officers as of December 31, 2009. Mr. Bortz is not shown in table below because he forfeited his outstanding long-term equity incentive awards upon his resignation from the Company and the Board in September 2009. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the FAS 123R values or the compensation expense recognized by the Company on its financial statements for fiscal year 2009 with respect to its long-term equity incentive plan awards.

	Share Awards
Name	Number of Shares That Have Not Vested(3)	Market Value of Shares That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares of Other Rights That Have Not Vested(2)

Michael D. Barnello	233,117	$4,949,074	92,961	$1,973,562

Hans S. Weger	139,077	2,952,605	58,657	1,245,288

Alfred L. Young	33,606	713,455	5,114	108,570

(1)	Based on the Company’s Common Share closing price of $21.23 on December 31, 2009.
(2)	Based on the Company’s Common Share closing price of $21.23 on December 31, 2009 and assumes that the Named Executive Officers earn the threshold amounts of performance-based restricted share awards.
(3)

The following table summarizes the time-based restricted share awards for which a portion of the Common Shares remain unvested. The table also provides information about the applicable vesting periods.

		Number of Time-Based Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Michael D. Barnello	Hans S. Weger	Alfred L. Young	Common Shares Vesting Periods

January 25, 2005	$30.55	13,093	11,457	—	Three equal periods beginning on January 1, 2007

January 27, 2006	$38.62	10,875	9,581	—	Three equal periods beginning on January 1, 2008

December 20, 2006	$45.60	16,447	16,447	—	Three equal periods beginning on January 1, 2008

		8,334	8,334	—	Three equal periods beginning on January 1, 2008

December 17, 2007	$33.07	12,009	12,009	—	Three equal periods beginning on January 1, 2009

May 31, 2008	$32.82	175,000	—	—	75,000 shares vest on June 30, 2011 50,000 shares vest on June 30, 2014 50,000 shares vest on June 30, 2017

June 25, 2008	$27.16	—	87,500	—	37,500 vest on June 30, 2011 and 25,000 vest on each of June 30, 2014 and June 30, 2017.

April 28, 2009	$11.30	38,226	32,118	—	Three equal periods beginning on January 1, 2010.

November 3, 2009	$17.11	—	—	33,606	Three equal periods beginning on January 1, 2011.

(4)

The following table summarizes the performance-based restricted share awards (at threshold amounts) for which a portion of the Common Shares remain unearned and unvested. The table also provides information about the applicable vesting periods, assuming the performance-based restricted shares are earned at the conclusion of the applicable three-year measuring period.

		Number of Performance-Based Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Michael D. Barnello	Hans S. Weger	Alfred L. Young	Vesting Periods

December 20, 2006	$45.60	4,649	4,649	—	Common Shares, if earned, vest in three equal installments beginning on January 1, 2010

December 17, 2007	$33.07	6,699	6,699	—	Common Shares, if earned, vest in three equal installments beginning on January 1, 2011

May 31, 2008	$32.82	62,500	—	—	12,500 shares immediately vest, if earned, on July 1, 2011 25,000 shares immediately vest, if earned, on July 1, 2014 25,000 shares immediately vest, if earned, on July 1, 2017

June 25, 2008	$27.16	—	31,250	—	6,250 immediately vest, if earned, on July 1, 2011 and 12,500 immediately vest, if earned, on each of July 1, 2014 and July 1, 2017.

April 28, 2009	$11.30	38,226	32,118	—	Common Shares, if earned, vest in three equal installments beginning on January 1, 2012.

November 3, 2009	$17.11	—	—	5,114	Common shares, if earned, vest in three equal installments beginning on January 1, 2013.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2009 relating to equity compensation plans of the Company pursuant to which grants of options, restricted shares, restricted share units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders(2)	117,543	(3)	$15.63	(4)	1,550,060

Equity compensation plans not approved by security holders	None		None		None

Total	117,543		$15.63		1,550,060

(1)

At December 31, 2009, the 1998 Share Option and Incentive Plan had expired leaving no common shares available for future grant. There were 494,730 common shares remaining in the 1998 Share Option and Incentive Plan at the time of its expiration.

(2)	The 1998 Share Option and Incentive Plan and the 2009 Equity Incentive Plan.
(3)	Includes 96,543 Deferred Shares and 21,000 share options.
(4)

The exercise price is the weighted-average exercise price of the outstanding options, warrants and rights described in the column to the left, excluding all Deferred Shares, which have no exercise price.

SEVERANCE AGREEMENTS, EQUITY AWARD VESTING AND OTHER TERMINATION POLICIES

Severance Agreements

The Company previously entered into an agreement with each of its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee reviews the terms of the severance agreements annually. In 2009, in connection with the Company’s succession plan, its interim compensation review, Mr. Bortz’ resignation and Mr. Barnello’s appointment as Chief Executive Officer, the Board reviewed and adjusted the terms of the severance agreements of each Messrs. Barnello and Weger. As described in more detail below, because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and severance agreement terms. The terms of Mr. Bortz’ severance agreement are not described below as his agreement terminated upon his resignation from the Company and no payment was made to him pursuant to the agreement or otherwise.

Severance Agreement of Mr. Barnello

Mr. Barnello’s amended and restated severance agreement became effective on October 19, 2009 for an initial term of three years; provided, however, that each term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board of Trustees provides notice to Mr. Barnello of its intent not to extend the term further. Mr. Barnello may terminate the agreement prior to the expiration of the term as described below.

Termination in Connection with a Change in Control

Upon 15 days prior written notice to the Company, Mr. Barnello may terminate his employment for “good reason.” The agreement provides that upon the termination of Mr. Barnello either by the Company without “cause” or by Mr. Barnello for “good reason” within one year of a change in control of the Company, Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the product of three times the sum of (x) Mr. Barnello’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Barnello with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause

If Mr. Barnello is terminated without “cause” and not in connection with or within one year of a change in control of the Company, Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the sum of (x) Mr. Barnello’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Barnello with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Good Reason

If Mr. Barnello voluntarily terminates his employment without “good reason,” Mr. Barnello will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Severance Agreement for Mr. Weger

The amended and restated severance agreement entered into by Mr. Weger became effective on October 19, 2009, for an initial term of three years; provided, however, that the term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board of Trustees provides notice to Mr. Weger of its intent not to extend the term further. Mr. Weger may terminate the agreement prior to the expiration of the term as described below.

Termination in Connection with a Change in Control

Upon 15 days prior written notice to the Company, Mr. Weger may terminate his employment for “good reason.” The agreement provides that upon the termination of Mr. Weger either by the Company without “cause” or by Mr. Weger for “good reason” within one year of a change in control of the Company, Mr. Weger will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the product of three times the sum of (x) Mr. Weger’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Weger with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause

If Mr. Weger is terminated without “cause” and not in connection with or within one year of a change in control of the Company, Mr. Weger will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the sum of (x) Mr. Weger’s then current annual base salary, plus (y) one half of the average of the annual cash incentive bonuses paid to Mr. Weger with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Good Reason

If Mr. Weger voluntarily terminates his employment without “good reason,” Mr. Weger will be entitled to the following severance payments and benefits:

•	his annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Severance Agreement of Mr. Young

Mr. Young’s severance agreement became effective on November 3, 2009. The terms and conditions of Mr. Young’s agreement are the same as those for Mr. Weger described above except that the severance multiplier applicable to a termination of Mr. Young by the Company without “cause” or by Mr. Young for “good reason” within one year of a change in control of the Company is 2.0 rather than 3.0.

Effects of Succession Plan

As previously disclosed, in connection with the Company’s succession plan, the Compensation Committee adjusted the following terms of the severance agreement with Mr. Barnello at the time of his appointment as Chief Executive Officer on September 13, 2009:

•

the severance multiplier applicable to a termination of Mr. Barnello by the Company without “cause” or by Mr. Barnello for “good reason” within one year of a change in control of the Company was increased from 2.0 to 3.0; and

•

the severance multiplier with respect to his average bonus payable as part of a lump sum upon a termination of Mr. Barnello without “cause” and not in connection with or within one year of a change in control of the Company was increased from one-half to one.

In addition, in recognition of the longevity, continuity and success of Mr. Weger as a key member of the Company’s management team since 1998, the Compensation Committee adjusted the severance multiplier applicable to a termination of Mr. Weger by the Company without “cause” or by Mr. Weger for “good reason” within one year of a change in control of the Company from 2.0 to 3.0. As discussed above, the Compensation Committee views severance payments as an element of overall compensation used to promote the recruitment and retention of the Named Executive Officers which is especially important during any period of executive officer transition.

Other Key Severance Agreement Terms

As a condition of any severance payment and related benefits described above, each of Messrs. Barnello, Weger and Young has agreed to a general release of any and all claims relating to the Named Executive Officer’s employment. In addition, each has agreed, for a one-year period, not to solicit, hire or recruit employees or trustees of the Company either directly or indirectly for his own account or for another party.

Under the terms of each of their severance agreements, Messrs. Barnello, Weger and Young are entitled to a tax gross-up payment under certain conditions in the event that their employment is terminated in connection with a change in control.

Below are a list of terms and their meanings as defined in each Named Executive Officer’s severance agreement:

•	“Cause” shall mean that the Board concludes, in good faith and after reasonable investigation, that:

•	the Named Executive Officer is accused of engaging in conduct which is a felony under the laws of the United States or any state or political subdivision thereof;

•

the Named Executive Officer Executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud;

•	the Named Executive Officer breached the non-solicitation covenant contained in his severance agreement in any material respect; or

•

the Named Executive Officer materially failed to follow a proper directive of the Board (or, with respect to Messrs. Weger and Young, the Chief Executive Officer) of the Company within the scope of the Named Executive Officer’s duties (which shall be capable of being performed by the Named Executive Officer with reasonable effort) after written notice from the Board (or, with respect to Messrs. Weger and Young, the Chief Executive Officer) specifying the performance required and the Named Executive Officer’s failure to perform within 30 days after such notice. No act, or failure to act, on the Named Executive Officer’s part shall be deemed “willful” unless done, or omitted to be done, by the Named Executive Officer not in good faith or if the result thereof would be unethical or illegal.

•	“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

•

any “person” as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s Common Shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or Common Shares of the Company;

•

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in these bullets or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds ( 2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

•

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and Common Shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

•

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power and Common Shares of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Common Shares of the Company immediately prior to such sale.

•	“Good Reason” shall mean the occurrence, without the Named Executive Officer’s prior written consent, of any of the following in connection with or within one year after a Change in Control:

•	any material reduction of the Named Executive Officer’s base salary or target bonus as a percentage of base salary;

•

any material adverse change in the Named Executive Officer’s duties or responsibilities, including assignment of duties inconsistent with his position, significant adverse alteration of the nature or status of responsibilities or the conditions of employment or any material diminution in authority, duties, or responsibilities, including, without limitation, any such material adverse change that results from a transaction pursuant to which the Company ceases to be a public reporting lodging REIT;

•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Named Executive Officer is required to report including, without limitation, any material diminution that results from a transaction pursuant to which the Company ceases to be a public reporting lodging REIT; and

•	the relocation of the Named Executive Officer’s principal place of performance outside of the Washington, D.C. metropolitan area.

Vesting of Long-Term Equity Incentive Awards

The terms of the time-based share award agreements granted to the Named Executive Officers generally provide that:

•	Upon a change in control of the Company, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company without cause, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company because of the Named Executive Officer’s death or disability, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company for cause, the unvested shares are forfeited.

The time-based share award agreements do not provide, in the absence of a change in control of the Company, for acceleration of the unvested shares in the event the Named Executive Officer terminates his employment with the Company, for any reason other than death, disability or, under certain conditions, retirement.

The terms of the performance-based restricted share award agreements granted to the Named Executive Officers generally provide that:

•

In the event of a Named Executive Officer’s death or disability during the “earning” period of the award agreement (which is generally a designated three-year period specified at the time the award is granted), his performance-based restricted share awards will be measured early, as of the date of death or disability (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

•

In the event of a change in control in the Company during the earning period of the award agreement, the award will be measured as of the date of the change in control (with the measuring period and cumulative return goals reduced accordingly) and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter. The amount of the awards will not be pro rated as in the case of death or disability.

•

In the event the Company terminates a Named Executive Officer’s employment with the Company for cause, or the Named Executive Officer terminates his employment with the Company without good reason, all unearned or unvested shares under the award agreement are forfeited.

•

In the event that the Company terminates a Named Executive Officer’s employment with the Company without cause, or a Named Executive Officer terminates his employment with the Company for good reason, the performance-award will be measured early, as of the date of termination (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon shall vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

For purposes of the time-based and performance-based restricted share award agreements, the definitions of “cause,” “good reason” and “change in control” are similar but not identical to the definitions contained in the severance agreements of the Named Executive Officers. For example, the definition of “good reason” for purposes of the award agreements does not include any requirement of a change in control. In addition, the definition of “change in control” for purposes of the award agreements includes mergers and consolidations where the outstanding securities of the Company represent less than 75% of the combined voting power of the Company or surviving entity after the merger or consolidation and includes a sale of substantially all of the assets of the Company to an entity in which the Company’s shareholders own less than 75% of the combined voting power in substantially the same proportions as their Company ownership before the sale.

Retirement Policy

Since January 2007, the Company has had a retirement policy for Named Executive Officers. The policy is designed to reward years of dedication and service to the Company. Under the policy, all previously-granted equity awards to a Named Executive Officer who is at least 60 years old and who has served the Company at least 20 years will immediately vest. Performance-based awards will be measured as of the retirement date (with the measuring period and cumulative return goals reduced accordingly).

None of the Company’s Named Executive Officers has met the age or service requirements to be eligible for benefits under this policy.

TERMINATION PAYMENT TABLES

The tables on the following pages indicate the cash amounts, accelerated vesting and other payments and benefits that the Named Executive Officers would be entitled to under various circumstances pursuant to the terms of the 1998 Share Option and Incentive Plan, the 2009 Equity Incentive Plan, the agreements governing awards made under the 1998 Share Option and Incentive Plan and the 2009 Equity Incentive Plan, the severance agreements of the Named Executive Officers and the Company’s retirement policies. In all cases, as was the case upon the resignation of Mr. Bortz from the Company on September 12, 2009, each Named Executive Officer is entitled to a cash payment consisting of his salary, bonus and cash equivalent of vacation time earned but not paid as of the termination date. Upon his resignation, Mr. Bortz received no other cash payments and forfeited all unearned performance-based restricted shares and all unvested time-based restricted shares.

Each of the following tables assumes that separation occurs on December 31, 2009.

Michael D. Barnello—President and Chief Executive Officer

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(1)	—	$934,162	—	—
Cash Payment for Time-based Restricted Shares	—	4,949,074	—	—
Cash Payment for Performance-based Restricted Shares	—	986,363	$986,363	—
Dividends Awarded on Restricted Shares(2)	—	42,062	42,062	—
Excise Tax Gross-Up Payments(3)	—	—	—	—

TOTAL	—	$6,911,661	$1,028,425	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(2)	Dividends are awarded only with respect to the performance-based restricted shares.

(3)

Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2009, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control (1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(2)	—	$2,802,485	$2,802,485	—
Cash Payment for Time-based Restricted Shares	$4,949,074	4,949,074	4,949,074	$4,949,074
Cash Payment for Performance-based Restricted Shares	2,283,716	2,283,716	2,283,716	2,283,716
Dividends Awarded on Restricted Shares(3)	59,628	59,628	59,628	59,628
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	$7,292,417	$10,094,902	$10,094,902	$7,292,417

(1)	Assumes change in control occurred on December 31, 2009.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement

Cash Payment(2)	—	—	—
Cash Payment for Time-based Restricted Shares	$4,949,704	$4,949,704	—
Cash Payment for Performance-based Restricted Shares	986,363	986,363	—
Dividends Awarded on Restricted Shares(3)	42,062	42,062	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	$5,977,499	$5,977,499	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.
(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Hans S. Weger—Executive Vice President, Treasurer, Chief Financial Officer and Secretary

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason

Cash Payment(1)	—	$576,974	—	—
Cash Payment for Time-based Restricted Shares	—	2,952,605	—	—
Cash Payment for Performance-based Restricted Shares	—	782,941	$782,941	—
Dividends Awarded on Restricted Shares(2)	—	37,257	37,257	—
Excise Tax Gross-Up Payments(2)	—	—	—	—

TOTAL	—	$4,349,777	$820,198	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(2)	Dividends are awarded only with respect to the performance-based restricted shares.
(3)

Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2009, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control (1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason

Cash Payment(2)	—	$2,186,845	$2,186,845	—
Cash Payment for Time-based Restricted Shares	$2,952,605	2,952,605	2,952,605	$2,952,605
Cash Payment for Performance-based Restricted Shares	1,797,858	1,797,858	1,797,858	1,797,858
Dividends Awarded on Restricted Shares(3)	49,571	49,571	49,571	49,571
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	$4,800,034	$6,986,879	$6,986,879	$4,800,034

(1)	Assumes change in control occurred on December 31, 2009.
(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement

Cash Payment	—	—	—
Cash Payment for Time-based Restricted Shares	$2,952,605	$2,952,605	—
Cash Payment for Performance-based Restricted Shares	782,941	782,941	—
Dividends Awarded on Restricted Shares(3)	37,257	37,257	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	$3,772,803	$3,772,803	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.
(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Alfred L. Young—Executive Vice President and Chief Operating Officer

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason

Cash Payment(1)	—	$375,000	—	—
Cash Payment for Time-based Restricted Shares	—	713,455	—	—
Cash Payment for Performance-based Restricted Shares	—	—	—	—
Dividends Awarded on Restricted Shares(2)	—	—	—	—
Excise Tax Gross-Up Payments(3)	—	—	—	—

TOTAL	—	$1,088,455	—	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(2)	Dividends are awarded only with respect to the performance-based restricted shares.
(3)

Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2009, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control (1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason

Cash Payment(2)	—	$950,000	$950,000	—
Cash Payment for Time-based Restricted Shares	$713,455	713,455	713,455	$713,455
Cash Payment for Performance-based Restricted Shares	—	—	—	—
Dividends Awarded on Restricted Shares(3)	—	—	—	—
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	$713,455	$1,663,455	$1,663,455	$713,455

(1)	Assumes change in control occurred on December 31, 2009.
(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement

Cash Payment(2)	—	—	—
Cash Payment for Time-based Restricted Shares	$713,455	$713,455	—
Cash Payment for Performance-based Restricted Shares	—	—	—
Dividends Awarded on Restricted Shares(3)	—	—	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	$713,455	$713,455	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.
(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.
(3)	Dividends are awarded only with respect to the performance-based restricted shares.

CASH STAY BONUS FOLLOWING A CHANGE IN CONTROL

If a Named Executive Officer remains employed by the Company on the first anniversary of a change in control event, the Named Executive Officer is entitled to receive a lump sum cash stay bonus. For Mr. Barnello, the cash stay bonus is equal to the sum of Mr. Barnello’s base salary plus the average of the annual cash bonuses paid to Mr. Barnello with respect to the three most recent fiscal years. Based on Mr. Barnello’s 2009 base salary and his average annual cash incentive bonus paid for 2006, 2007 and 2008, Mr. Barnello’s cash stay bonus would be equal to $864,332. In connection with Mr. Barnello’s appointment as Chief Executive Officer and in connection with the related interim compensation review, the Compensation Committee increased the multiplier for the cash stay bonus for Mr. Barnello.

For Mr. Weger, the cash stay bonus is equal to one half of the sum of (x) his base salary, plus (y) the average of the annual cash incentive bonuses paid to him with respect to the three most recent fiscal years. Based on his 2009 base salary and the average of his annual cash incentive bonuses paid for 2006, 2007 and 2008, Mr. Weger’s cash stay bonus would be equal to $351,319. For Mr. Young, the cash stay bonus is equal to one half of the sum of (x) his annualized base salary, or $275,000, plus (y) the target amount of his annual cash incentive bonus, or $200,000. Based on those figures, Mr. Young would be entitled to a cash stay bonus $237,500.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5.0% of the Company’s Common Shares based upon filings made with the SEC, (ii) each Named Executive Officer of the Company and (iii) the trustees and the Named Executive Officers of the Company as a group. Beneficial ownership of the Named Executive Officers, and the Named Executive Officers and the trustees as a group is reported below as of February 9, 2010. Beneficial ownership for the 5.0% or greater holders of the Company’s Common Shares is reported below as of December 31, 2009. None of the Named Executive Officers has pledged any of their Common Shares as collateral. Share ownership of the trustees of the Company appears under the heading “Information Regarding the Nominees and Continuing Trustees” in this Proxy Statement.

	Common Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Total

Capital Growth Management Limited Partnership(2)	3,500,000	5.51%
The Vanguard Group, Inc.(3)	6,048,981	9.51%
T. Rowe Price Associates, Inc.(4)	5,526,970	8.70%
Blackrock, Inc.(5)	7,522,331	11.84%
Michael D. Barnello(6)	285,601	*
Hans S. Weger(6)	155,750	*
Alfred L. Young(6)	33,606	*
Jon E. Bortz(6)(7)
All trustees and the executive officers as a group (10 persons)(8)	819,902	1.29%

*	Represents less than one percent of class.
(1)	The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.
(2)

As reflected in a statement on Schedule 13G filed by Capital Growth Management Limited Partnership, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (“Capital Growth”), with the SEC on February 12, 2010. Capital Growth is deemed to have sole power to vote or to direct the vote with respect to all of the Common Shares owned and shares dispositive power with respect to all of the Common Shares owned. Capital Growth has its principal business office at One International Place, Boston, Massachusetts 02110. Capital Growth expressly disclaims beneficial ownership of the Common Shares described in the Schedule 13G.

(3)

As reflected in a statement on Schedule 13G filed by The Vanguard Group Inc. (“Vanguard”) with the SEC on February 4, 2010. Based on information contained in the Schedule 13G, Vanguard has the sole power to dispose of or to direct the disposition of 5,953,931 of the Common Shares owned and shares the power to dispose of or direct the disposition of 95,050 of the Common Shares owned. Vanguard has the sole power to vote or direct the voting of 95,050 Common Shares owned. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 95,050 Common Shares or less than one percent of the Common Shares outstanding. Vanguard has its principal business office at 100 Vanguard Blvd., Malvern, PA 19355.

(4)

A reflected in a statement on Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 12, 2010. T. Rowe Price Associates has sole voting power with respect to 1,137,870 Common Shares and sole dispositive power with respect to 5,526,970 Common Shares or 8.7% of the Common Shares outstanding. These securities are owned by various individual and institutional investors including T. Rowe Price Real Estate Fund, Inc. (which owns 1,224,800 Common shares, representing 1.9% of the Common Shares outstanding), which T. Rowe Price Associates (“Price Associates”) serves as the investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of these securities; however, Price Associates expressly disclaimed that it is, in fact, the beneficial owner of such securities. The principal business office of each of Price Associates and T. Rowe Price Real Estate Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)

As reflected in a statement on Schedule 13G filed by Blackrock, Inc. (“Blackrock”) with the SEC on January 8, 2010. Blackrock in its capacity as the parent holding company of several subsidiaries filed the Schedule 13G as part of a “group” (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) . Blackrock is deemed to have sole power to vote or to direct the vote with respect to all of the Common Shares and is deemed to have sole power to dispose or to direct the disposition with respect to all of the Common Shares. Blackrock has its principal business office at 40 East 52nd Street, New York, New York 10022.

(6)	The business address for this shareholder is 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814.
(7)	Mr. Bortz resigned from the Company and the Board effective September 12, 2009.
(8)

Includes shares that the Named Executive Officers or trustees have the right to acquire through the exercise of outstanding share options. For more information, see footnote 3 of the table appearing on page 4 of this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, except for one late report filed by Julio E. Morales, the Company’s Chief Accounting Officer, reporting the receipt of a long-term equity incentive award from the Company, the Company believes that during the fiscal year ended December 31, 2009 the officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

The Company will employ its transfer agent and registrar, Wells Fargo Bank, N.A., to receive and tabulate the proxies.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2011 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 11, 2010 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2011 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

For a proposal of a shareholder to be presented at the Company’s 2011 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s Proxy Statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company no earlier than the close of business on January 22, 2011, and on or before February 21, 2011. If the 2011 Annual Meeting of Shareholders is scheduled to take place before March 23, 2011 or after June 21, 2011, then notice must be delivered not earlier than the close of business on the 90th day prior to the 2011 Annual Meeting of Shareholders and not later than the close of business on the later of the 60 th day prior to the 2011 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2011 Annual Meeting of Shareholders is first made by the Company. Any such proposal should be mailed to: LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Additional Matters

The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

March 11, 2010

La Salle Hotel Properties

Shareowner ServicesSM

P.O. Box 64945

St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/lho

Use the Internet to vote your proxy until 11:59 p.m. (ET) on April 21, 2010.

PHONE – 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on April 21, 2010.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF TRUSTEES RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Trustees Recommends a Vote FOR Items 1 and 2.

1. Election of trustees: 01 Donald S. Perkins 02 Stuart L. Scott Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2010. For Against Abstain

3. The consideration of any other matter that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LASALLE HOTEL PROPERTIES

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 22, 2010

8:00 a.m. Local Time

TOPAZ HOTEL

1733 N Street N.W.

Washington, DC 20036

LaSalle Hotel Properties

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814 proxy

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on April 22, 2010.

The Common Shares you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

The undersigned hereby constitutes and appoints Michael D. Barnello and Hans S. Weger and any of them, as proxies of the undersigned, with full power of substitution to vote shares of LaSalle Hotel Properties (the “Company”) held of record by the undersigned as of the close of business on February 9, 2010, on behalf of the undersigned at the 2010 Annual Meeting of Shareholders to be held at the Topaz Hotel, 1733 N Street N.W., Washington, DC 20036, 8:00 a.m., local time, on Thursday, April 22, 2010, and at any adjournments or postponements thereof.

See reverse for voting instructions.